TIME BROKERAGE AGREEMENT
                     ------------------------




                  Dated as of December 14, 1994

                              Among

                    Outlet Broadcasting, Inc.

                               and

                      BAF Enterprises, Inc.

                               and

             Fant Broadcasting Company of Ohio, Inc.
                (as to paragraph 4.7 and 5.2 only)

                        TABLE OF CONTENTS
                        -----------------

                                                             Page
                                                             ----

Recitals  . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE I
PROGRAMMING AGREEMENT
- ---------------------
    1.1    Brokered Programming.  . . . . . . . . . . . . .   1
    1.2    Licensee Programming.  . . . . . . . . . . . . .   2
    1.3    Preemption.  . . . . . . . . . . . . . . . . . .   2

ARTICLE II
OPERATIONS
- ----------
    2.1    Compliance with FCC Regulations  . . . . . . . .   2
    2.2    Provision of Programming.  . . . . . . . . . . .   3
    2.3    Station Staffing.  . . . . . . . . . . . . . . .   3
    2.4    Station Construction . . . . . . . . . . . . . .   3
    2.5    Station Maintenance. . . . . . . . . . . . . . .   4
    2.6    New Technology............ . . . . . . . . . . .   4

ARTICLE III
CONSIDERATION
- -------------
    3.1    Fee  . . . . . . . . . . . . . . . . . . . . . .   5
    3.2    Adjustments  . . . . . . . . . . . . . . . . . .   5

ARTICLE IV
TERM AND SECURITY FOR PERFORMANCE
- ---------------------------------
    4.1    Initial Term . . . . . . . . . . . . . . . . . .   6
    4.2    Renewal Term.  . . . . . . . . . . . . . . . . .   6
    4.3    Cancellation . . . . . . . . . . . . . . . . . .   6
    4.4    Termination for Refusal To Transmit
           Programs . . . . . . . . . . . . . . . . . . . .   6
    4.5    Termination for Default and Nonperformance.  . .   7
    4.6    Liquidated Damages.  . . . . . . . . . . . . . .   7
    4.7    Security for Performance.  . . . . . . . . . . .   9
    4.8    Specific Performance.  . . . . . . . . . . . . .  10
    4.9    Survival of Option and Right of
           First Refusal  . . . . . . . . . . . . . . . . .  11

ARTICLE V
ASSIGNABILITY, OPTION TO PURCHASE,
- ----------------------------------
RIGHT OF FIRST REFUSAL
- ----------------------
    5.1    Assignability  . . . . . . . . . . . . . . . . .  11
    5.2    Option To Purchase . . . . . . . . . . . . . . .  11
    5.3    Right of First Refusal . . . . . . . . . . . . .  13

ARTICLE VI
REGULATORY MATTERS
- ------------------
    6.1    Renegotiation Upon FCC Action or Other
           Regulatory Changes . . . . . . . . . . . . . . .  13
    6.2    FCC Matters  . . . . . . . . . . . . . . . . . .  14

ARTICLE VII
BROADCAST EQUIPMENT AND RELATED ASSETS
- --------------------------------------
    7.1    Equipment and Assets . . . . . . . . . . . . . .  14

ARTICLE VIII
REPRESENTATIONS, WARRANTIES, AND COVENANTS
- ------------------------------------------
    8.1    Licensee's Representations and Warranties  . . .  15
    8.2    Broker's Representations and Warranties  . . . .  17
    8.3    Licensee's Affirmative Covenant  . . . . . . . .  17
    8.4    Broker's Affirmative Covenant  . . . . . . . . .  18
    8.5    Licensee's Negative Covenants  . . . . . . . . .  18

ARTICLE IX
MISCELLANEOUS
- -------------
    9.1    Force Majeure  . . . . . . . . . . . . . . . . .  19
    9.2    Trademarks . . . . . . . . . . . . . . . . . . .  20
    9.3    Notice . . . . . . . . . . . . . . . . . . . . .  20
    9.4    Duty to Consult  . . . . . . . . . . . . . . . .  21
    9.5    Press Releases . . . . . . . . . . . . . . . . .  21
    9.6    Severability . . . . . . . . . . . . . . . . . .  21
    9.7    Entire Agreement . . . . . . . . . . . . . . . .  21
    9.8    Survival . . . . . . . . . . . . . . . . . . . .  21
    9.9    Payment of Expenses  . . . . . . . . . . . . . .  21
    9.10   Further Assurances . . . . . . . . . . . . . . .  21
    9.11   Counterparts . . . . . . . . . . . . . . . . . .  22
    9.12   Headings . . . . . . . . . . . . . . . . . . . .  22
    9.13   Dealings with Third Parties  . . . . . . . . . .  22
    9.14   Indemnification  . . . . . . . . . . . . . . . .  22
    9.15   Governing Law  . . . . . . . . . . . . . . . . .  23

                     TIME BROKERAGE AGREEMENT
                     ------------------------


     This TIME BROKERAGE AGREEMENT (the "Agreement") is made as of December ___, 1994, among Outlet Broadcasting, Inc., a Rhode Island corporation ("Broker"), and BAF Enterprises, Inc., an Alabama corporation ("Licensee"), and with respect to paragraph
4.7 and 5.2, Fant Broadcasting Company of Ohio, Inc. ("Fant Ohio"), an Alabama corporation.

                       W I T N E S S E T H:
                       -------------------

     WHEREAS,   Broker  is  in  the  business  of  producing  and
transmitting  news,  sports,  informational,  public service  and
entertainment   programming   and   associated   advertising   on
Television Station WJAR(TV), Providence, Rhode Island; and

     WHEREAS, Licensee, as of the date of this Agreement noted above, has an agreement (the "Purchase Agreement") with Barnstead Broadcasting Corporation and William Barnstead to purchase the assets (the "Station Assets") consisting of land, buildings, tangible personal property and intangible personal property, including the Federal Communications Commission construction permit (the "Construction Permit") for the television station to be constructed and operated with the call letters WFDG(TV) in New Bedford, Massachusetts (the "Station"); and

     WHEREAS, Broker desires to utilize its currently held assets as well as assets it will construct and acquire to provide programming to be transmitted on the Station at such time as the station commences broadcasting, pursuant to the provisions hereof and pursuant to applicable regulations and policies of the Federal Communications Commission ("FCC"); and

     WHEREAS, Licensee desires to accept and transmit programming supplied by Broker on the Station while maintaining control over the Station and continuing to broadcast Licensee's own public interest programming;

     NOW, THEREFORE, in consideration of these premises and the mutual promises, undertakings, covenants and agreements of the parties contained in this Agreement, the parties hereto do hereby agree as follows:


                            ARTICLE I
                      PROGRAMMING AGREEMENT
                      ---------------------

     1.1  Brokered  Programming.  Upon completion of  the Station
          ---------------------
as hereinafter provided and commencement of broadcasting thereon, Broker hereby agrees to provide for transmission by the Station of news, sports, informational and entertainment programming and associated advertising, promotional, and public service programming and announcement matter sufficient to program the
Station on a daily basis throughout the year ("Brokered Programming"), subject to paragraphs 1.2 and 1.3 herein. All Brokered Programming and its transmission by the Station shall be subject to the supervision and control of Licensee.

     1.2  Licensee  Programming.    Licensee  will  retain   sole
          ---------------------
responsibility for ascertainment of the needs of its community of license and service area, including specifically the children therein. The parties agree that the Brokered Programming will include programming which responds to these ascertained needs and concerns, including children's programming; provided, however, Licensee shall have the right and obligation to broadcast such additional noncommercial programming, either produced or purchased by Licensee, as it determines appropriate to respond to the ascertained issues of community concern ("Licensee Programming"). Such Licensee Programming shall be broadcast at times agreed to by Broker and Licensee, provided, however, that in the absence of such agreement, Licensee may delete or preempt in its sole discretion any Brokered Programming for the purpose of transmitting such Licensee Programming. Broker recognizes that Licensee may have certain programming obligations under paragraph 6 of the Purchase Agreement. Licensee agrees to use all or a portion of the two (2) hours reserved to Licensee in paragraph 3.2(a) to satisfy such obligation. For purposes of this Agreement, "noncommercial" shall mean any programming for which no consideration of any kind is received by Licensee.

     1.3  Preemption.    Licensee  may   preempt  or  delete  any
          ----------
Brokered Programming which Licensee believes to be unsatisfactory, unsuitable or contrary to the public interest, and to substitute programming which, in Licensee's opinion, is of greater local or national importance.


                            ARTICLE II
                            OPERATIONS
                            ----------

     2.1  Compliance  with FCC Regulations.  Licensee will retain
          --------------------------------
responsibility for the employ of such personnel as is necessary to assure compliance with all FCC regulations, including all technical regulations governing the operation of the Station and all programming content requirements, including maintenance of a main studio and providing a meaningful managerial and staff presence at the main studio, ascertainment of and programming in response to community needs and concerns and the needs and concerns of children, satisfaction of the limits on commercial matter in children's programming, political programming laws and regulations, sponsorship identification rules, lottery and contest regulations, maintenance of the Station's public and political files, compiling appropriate quarterly issues programs lists, children's programming lists, employment records and all other FCC requirements and duties.

     2.2  Provision  of  Programming.    Subject  to   Licensee's
          --------------------------
control and supervision, Broker shall provide the programming specified in paragraph 1.1 hereof and shall be responsible for implementing its transmission by the Station, utilizing assets owned by Broker to the extent necessary. To the extent Broker reasonably requests the use of tangible station assets owned by Licensee to enable Broker to fulfill its obligations under this Agreement, Licensee shall make the use of such assets reasonably available to Broker at no cost. To the extent Licensee requests the use of assets owned by Broker to produce or broadcast the programming specified in paragraphs 1.2 and 1.3 hereof, or to fulfill Licensee's obligations pursuant to paragraph 2.1 hereof, Broker shall make the use of such assets available to Licensee pursuant to an Equipment Lease to be executed in the form set out in Exhibit A.

     2.3  Station Staffing.   Licensee shall have sole discretion
          ----------------
to make and effectuate all staffing and personnel decisions for the Station, including the sole responsibility to determine appropriate levels of staffing to fulfill Licensee's duties under paragraph 2.1 herein. Broker shall have no control or right of review whatsoever over any decision by Licensee to hire or dismiss any Licensee employee. Whenever any individuals, whether employed by Licensee or Broker, are on the Station's premises, they shall be subject to the supervision and direction of Licensee's General Manager or other supervisory personnel.

     2.4  Station Construction.   Within  thirty (30)  days after
          --------------------
the Commencement Date (as hereinafter defined), Broker will prepare a plan (the "Plan") for the construction of necessary improvements to the Station and the provision of equipment and other assets necessary for the Station to commence Program Test Authority for an amount not to exceed $4,000,000 within twelve
(12) months following the Commencement Date. Upon approval of the Plan by Licensee, which approval shall not be unreasonably withheld, Broker, in consultation with Licensee, shall cause such construction to be commenced by contractors and others in the employ of Broker but who nevertheless shall have authority to enter upon the land on which the Station is located. Such contractors shall have appropriate insurance which such insurance shall be approved by both the Licensee and Broker and shall name Licensee and Broker as additional insureds. Further, the parties hereto understand and acknowledge that Licensee has offered to purchase a transmitter suitable for the Station which is now owned by Broker. After May 1, 1995 Broker will sell and Licensee will purchase such transmitter for the sum of $250,000. It shall be the obligation of Licensee to secure all permits necessary in order for Broker to undertake such construction in accordance with the approved Plan. If, for any reason such permits cannot be obtained within a time period which will permit Broker to complete such construction prior to the expiration of Licensee's Construction Permit, Broker shall so notify Licensee and Broker shall not be obligated to commence construction unless and until Licensee has secured an extension of such construction permit so that Broker may complete such construction within the time permitted under said construction permit.

     Upon completion of the improvements included in within Plan, Broker and Licensee shall enter into a lease for such improvements and equipment substantially in the form of Exhibit A; provided, however, that at the expiration or earlier termination of said lease, Licensee shall have the option to purchase such equipment and improvements at 100% of the cost incurred by Broker in the construction or acquisition thereof, without deduction or offset for any reason, including reasonable wear and tear less any portion of the Capital Expenditures (as that term is defined in Exhibit B) recovered by Broker prior to that time.

     2.5  Station Maintenance.   Licensee  shall retain  ultimate
          -------------------
operational control over the Station and shall retain full responsibility for ensuring compliance with all FCC technical rules. Licensee hereby delegates to Broker, under the supervision and ultimate control of Licensee's Chief Operator, the duty to maintain in good working order the Station's equipment used in connection with the broadcast of the Station's program material. Broker shall bear full and exclusive responsibility for all capital expenditures that may be necessary to maintain the Station's equipment in good working order; provided, however, that Broker's obligation to bear exclusive
- -------------------
responsibility for all necessary capital expenditures for the maintenance and improvement of the transmission facilities licensed to the Station under this paragraph 2.5 as well as Paragraph 2.4 shall be limited to the Initial Term and renewal terms and shall also be limited in the amount set forth in
Section 1.2 of Exhibit B, exclusive of any recovery of proceeds from policies insuring the Station's equipment, received by Broker for the account of Licensee or directly by Licensee.

     2.6  New Technology.  The parties agree that  any future FCC
          --------------
frequency allocations associated with the operation of the Station are included under the provisions of this Agreement. Specifically, if an HDTV simulcast channel is allocated to the Station, Broker will have the exclusive right to build the transmission facility and the parties agree to bargain in good faith to enter into an appropriate agreement with Licensee for the provision of programming by Broker for that facility on terms consistent with this Agreement.

                           ARTICLE III
                          CONSIDERATION
                          -------------

     3.1  Fee.   Beginning on the  Station Operating Commencement
          ---
Date, as defined below, Broker shall pay to Licensee a monthly fee calculated according to the provisions set forth in Section 3 of Exhibit B. In further consideration of the programming transaction contemplated under this Agreement as well as the right to renew the Agreement as provided in paragraph 4.2, Broker shall pay to Licensee within thirty (30) days after receipt by Broker of Final Termination of the Litigation, as hereinafter defined, the sum of Six Hundred Sixty Thousand Dollars ($660,000.00) ("Initial Payment") in cash or by certified or cashier's check. Cumulative Return, as defined in Exhibit B, shall be shared in accordance with the provisions of Exhibit B. The "Station Operating Commencement Date" shall be the date Station has met all local and regulatory requirements to begin program tests as permitted by the FCC. Licensee and Barnstead Broadcasting Corporation are parties plaintiff in a proceeding against Offshore Broadcasting Corporation now pending in the United States Court of Appeals for the District of Columbia, Circuit No. 94-7235 (the "Litigation"). The suit involves an appeal by Offshore Broadcasting Corporation from a decision of the United States District Court of the District of Columbia (Civil Action No. 94-2167) enjoining the said Offshore Broadcasting Corporation from filing an objection with the FCC to the transfer by Barnstead Broadcasting Corporation of its FCC construction permit for the Station to Licensee. For purposes of this Agreement, Final Termination of Litigation shall mean the last to occur of (a) the time when the injunction heretofore granted by the United States District Court in the Litigation shall have become permanent and final with no party having a right to appeal or with the time for the taking of any appeal having expired without such appeal having been taken, or (b) the time that the order of the Federal Communications Commission approving the transfer of the Construction Permit from Barnstead Broadcasting Corporation to Licensee shall have become final with no possibility of appeal therefrom with no right on the part of any person to have such order reconsidered.

     3.2  Adjustments.
          -----------

     (a) Effective on the Station Operating Commencement Date, Licensee may broadcast up to two hours of Licensee Programming per week pursuant to paragraph 1.2 without any adjustment to the fee set out in paragraph 3.1. If during the term of the Agreement, the Station shall fail to carry Brokered Programming for all but the two hours per week specified in this paragraph 3.2, the fee payable to Licensee by Broker shall be reduced by the then-current market rate of the advertising time scheduled during any deleted or preempted Brokered Programming.

     (b) Notwithstanding the provisions of subparagraph 3.2(a), the fee payable to Licensee by Broker shall not be reduced if Licensee determines, in its good faith judgment, that Licensee Programming, as defined in paragraph 1.2, of more than two hours per week is necessary to meet FCC requirements or to meet Licensee's obligations as an FCC licensee.


                            ARTICLE IV
                TERM AND SECURITY FOR PERFORMANCE
                ---------------------------------

     4.1  Initial Term.  The Initial Term of this Agreement shall
          ------------
commence on the date Licensee acquires the Station Assets in accordance with the Purchase Agreement (the "Commencement Date") and shall expire on the final day of the ten-year period following the Station Operating Commencement Date, unless otherwise renewed.

     4.2  Renewal Term.  This Agreement shall automatically renew
          ------------
for two additional periods of five years each ("Renewal Terms"), unless Broker provides written notice of nonrenewal within 180 days prior to the expiration of the Initial Term.

     4.3  Cancellation.  Licensee shall have the unlimited  right
          ------------
to cancel this Agreement at any time upon provision of twelve months' written notice to Broker, such advance notice being necessary in view of the substantial financial commitments Broker will be required to incur in order to provide high quality programming for transmission on the Station; provided, however,
                                               ------------------
that upon cancellation of this Agreement by Licensee under this paragraph, there shall be a final accounting of monies due but unpaid under this Agreement; and provided further that Broker
                                   -----------------
shall be entitled to Liquidated Damages under paragraph 4.6 herein.

     4.4  Termination for Refusal To Transmit Programs. Effective
          --------------------------------------------
on the Station Operating Commencement Date in the event that Licensee refuses to transmit programming under this agreement (except as a result of Broker's default under any of its obligations herein or except as provided in paragraph 9.1) for either twenty-four (24) consecutive hours or one-half hour in each day in any period of thirty (30) consecutive days, Broker shall have the right, exercisable at any time within sixty (60) days after the end of such period, to terminate this Agreement as of any date within 120 days of the date Broker notifies Licensee of its election to terminate this Agreement. If such termination shall occur pursuant to this paragraph, such termination shall extinguish and cancel this Agreement without further liability of Broker to Licensee; provided, however, that, upon termination of
                     ------------------
this Agreement by Broker under this paragraph, there shall be a final accounting of monies due but unpaid under this Agreement; and provided further that Broker shall be entitled to Liquidated
    ----------------
Damages, as defined in paragraph 4.6 herein.

     4.5  Termination for Default and Nonperformance.  Except  as
          ------------------------------------------
is provided in paragraph 4.4, should either party be in breach of this Agreement for the nonperformance of a material obligation, this Agreement may be terminated by the non-defaulting party if such breach shall continue with respect to monetary defaults for a period of five (5) days and, with respect to non-monetary defaults, for a period of fifteen (15) days following the receipt of written notice from the non-defaulting party ("Cure Period"), which notice shall indicate the nature of such default; provided,
                                                        ---------
however, that there  shall be a final accounting  of monies due
- --------
but unpaid under this Agreement and provided further that if such
                                    ----------------
termination is due to the default of Licensee, Broker shall be entitled to Liquidated Damages, as defined in paragraph 4.6 herein. The Cure Period shall be extended as necessary for those non-monetary defaults which cannot be cured within fifteen (15) days, provided that the defaulting party is diligently working with all reasonable haste to remedy such default.

     4.6  Liquidated Damages.
          ------------------

     (a) Licensee acknowledges that Broker has committed to make a substantial advance payment in order to enter into this
Agreement; that Broker will acquire certain assets associated uniquely with the Station's operation and will enter into various long-term agreements with program suppliers and other third parties to produce programming for the Station at substantial expense and risk; that Broker will recruit, hire and maintain a staff of employees dedicated to acquiring and producing quality programming to be broadcast on the Station; and that Broker will make substantial investments in additional hard assets to produce quality programming for the Station. Licensee also acknowledges that Broker will make substantial investments, both in tangible and intangible terms, to promote the Station under this Agreement, to create a unique image for the Station, and to develop a competitive position in the market for the Station and that such efforts on the part of Broker will add substantial value to the Station. Licensee and Broker hereby acknowledge and agree that any measure of actual damages cannot compensate Broker for the loss of Licensee's performance under this Agreement and that the true measure of damages to Broker for a cancellation, termination, or material breach of this Agreement by Licensee or by Broker pursuant to paragraphs 4.3, 4.4, or 4.5 is incapable of accurate estimation with reasonable certainty. Licensee and Broker therefore agree that it is a fair and reasonable forecast of just compensation for the harm caused to be measured by liquidated damages, as defined in subparagraph (b) of this paragraph, to be paid to Broker upon the cancellation, termination or breach of this Agreement by Licensee.

     (b) "Liquidated Damages" shall mean an amount equal to funds expended and/or committed to be expended by Broker (except
(i) with respect to items (2) through (8) below, such expenditures and/or commitments as are consistent with industry practices and (ii) to the extent not theretofore recovered by Broker from Gross Revenues as defined by Exhibit B prior to the cancellation, termination, or breach) in each of the following categories:

     (1)  the Initial Payment;

     (2) the full value of all service contracts and programming agreements assumed and entered into by Broker for purposes of providing programming and advertising to be broadcast on the Station, which Broker owns at the time of cancellation, termination or breach, less any consideration received by Broker as a consequence of its good faith efforts to sell or assign such agreements;

     (3) the full value of all severance and employee benefit packages that Broker, in its discretion, shall provide to employees whose services would not be required in the absence of this Agreement;

     (4) the full value of any contracts with third parties, which could not be performed owing to cancellation or termination, for services to be rendered in connection with programming provided to the Station including, without limitation, producers, advertising salespeople, technicians, engineers, and any other independent contractors whose services would not be required in the absence of this Agreement;

     (5) the full value of all expenses incurred to promote the Station and position the Station in the marketplace;

     (6) the full value of all assets acquired or constructed by Broker pursuant to Paragraph 2.3 and all Capital Expenditures (as defined in Exhibit B) incurred subsequently in connection with this Agreement, less any consideration received by Broker as a consequence of its good faith efforts to sell any such assets;

     (7) all corporate, legal, administrative, professional and brokerage expenses relating in any way to this Agreement;
     and

     (8) the good will and intangible value associated with Broker's efforts under this Agreement to create a unique image and competitive market position for the Station, giving due consideration to the fact that the option and right of first refusal contained in paragraphs 5.2 and 5.3 shall survive cancellation or termination of this Agreement.

     (c) Should Licensee cancel, terminate or materially breach this Agreement, Broker shall submit its computation of Liquidated Damages under the categories set forth above to a "Big Six" accounting firm mutually acceptable to the parties for independent auditing and verification. Within thirty (30) days of verification, Licensee agrees to tender payment of all verified amounts to Broker; provided, however, that if Licensee objects to any particular enumerated component of the Liquidated Damages, as verified, it shall notify Broker of such objection within fifteen (15) days of verification. If thereafter Broker and Licensee cannot agree as to the amount of the objectionable component, either party shall have the right to elect to arbitrate such dispute provided it gives written notice of its election to arbitrate by the thirtieth (30th) day following the date of Licensee's objection to Broker's verification. All arbitration proceedings shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association and shall be in Providence, Rhode Island. In any proceeding, the arbitrators shall be bound by the provisions of this Agreement. The prevailing party in any arbitration proceeding shall be entitled to enforce such award in any court of competent jurisdiction. Notwithstanding that Licensee may question a particular component of the Liquidated Damages and either party may elect arbitration of the dispute, the remainder of the items comprising the Liquidated Damages shall be paid by Licensee to Broker within thirty (30) days of accounting verification, as specified above. No payment shall be required as to any contested component until the earlier of (i) Broker and Licensee reaching an agreement on the amount or (ii) entering of the arbitration award.

     (d) If any category of Liquidated Damages is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remainder of the categories of Liquidated Damages shall not be affected thereby, and the parties agree to use their best efforts to negotiate a replacement category that is neither invalid, illegal nor unenforceable.

     4.7  Security for Performance.  Licensee's performance under
          ------------------------
this Agreement shall be secured by a mortgage security interest in all of Licensee's and Station's assets. The form of the Security Agreement is attached as Exhibit C. In addition, Licensee's performance under this Agreement shall be secured by the non recourse personal guarantee of Anthony J. Fant as a pledgor of the Licensee stock that he holds. If additional individuals or entities shall acquire stock of Licensee, Licensee's performance under this Agreement shall be further secured by personal guarantees of such shareholders as pledgors of the Licensee stock that they hold. The pledge agreement(s) shall provide that the Broker shall not take any action which would constitute or result in an assignment of license or change of control of Licensee without first obtaining FCC approval if such assignment or change of control would require that approval. In addition, the pledge agreement(s) shall provide that (i) voting rights will remain with the Licensee, even in the event of its default; (ii) in the event of default, there will be either a private or public sale of the stock; and (iii) prior to the exercise of stockholder rights by the purchaser at such sale, the prior consent of the FCC will be obtained. The forms of the Personal Guaranty and Pledge Agreement are attached, respectively, as Exhibits D and E. As additional security for Licensee's obligations hereunder and in order to induce Broker to enter into this agreement, Fant (Ohio), a sister corporation of Licensee, all of the capital stock of which is owned by Anthony
J. Fant, hereby agrees that all sums due to it pursuant to that certain Time Brokerage Agreement ("Ohio TBA") between Outlet Broadcasting, Inc. and the Fant Broadcasting Company of Ohio, Inc. dated March 18, 1994 with respect to WWAT (TV) (now WWHO
(TV)) in Chillicothe, OH, shall stand pledged for full and faithful performance of the Licensee of all its obligations hereunder including the obligation to pay liquidated damages. Fant shall grant to broker on or before the commencement date a security interest in any such sums due to it pursuant to said time brokerage agreement in order to carry out the provisions of this paragraph 4.7. In order to induce Broker to enter into this Agreement Fant (Ohio) hereby agrees that if Licensee's Construction Permit or Station License is revoked by the Federal Communications Commission on the basis that the approval of the assignment of the Station Construction Permit to Licensee was improvident for any reason and if such revocation becomes final, the amount (unless otherwise paid by Licensee) of Capital Expenditures as defined in Exhibit B not theretofore recovered by Broker pursuant to the provisions of Exhibit B, such amount to be reduced by the proceeds of any sale of, or the fair market value if not theretofore sold, of, assets subject to the Lease referred to in paragraph 2.3 shall be deemed part of and added to, Broker's Initial Payment as that term is defined. Final order for this purpose means an order from which no appeal lies, or which the time for appeal has lapsed without an appeal having been taken.

     4.8  Specific  Performance.   The rights  to be  transferred
          ---------------------
pursuant to the terms of this Agreement are unique and not readily available on the open market. For that reason and others, Broker will be damaged seriously and irreparably injured should this transaction not be performed through no fault of its own, but for reasons attributable to Licensee. Accordingly, the Broker, in addition to all other legal remedies, shall have the right to enforce this Agreement by a decree of specific performance.

     4.9  Survival of Option and Right  of First Refusal.  In the
          ------------------------- --------------------
event that this Agreement shall be terminated pursuant to paragraph 4.5 because of Broker's default, the option to purchase and right of first refusal conveyed to Broker pursuant to Article V shall not survive such termination. Such option and right of first refusal shall survive cancellation pursuant to paragraph 4.3, any other termination other than pursuant to paragraph 4.5 because of Broker's default, or a transfer of control of Licensee or the assignment of the Station's FCC authorizations to any party other than Broker for a period of ten (10) years following such termination or the consummation of such transfer or such assignment, and such option and right of first refusal shall remain in full force and effect.


                            ARTICLE V
                ASSIGNABILITY, OPTION TO PURCHASE,
                ---------------------------------
                      RIGHT OF FIRST REFUSAL
                      ----------------------

     5.1  Assignability.   This  Agreement  shall  inure  to  the
          -------------
benefit of and be binding upon Licensee, Broker and their respective successors and assigns; provided, however, that
                                        -------------------
Licensee shall not assign or transfer its rights, benefits, duties or obligations under this Agreement without the prior written consent of Broker, unless such assignment or transfer is to a single-purpose corporation of which Licensee or Anthony J. Fant owns at least fifty percent (50%), in value and voting power, of all issued and outstanding stock, and in accordance with the provisions of paragraph 4.7, all such stock is pledged to secure the obligations of Licensee's successor under this Agreement. This Agreement shall not terminate upon the sale of the Station to a successor licensee or upon a transfer of control of Licensee, but shall be assigned to or assumed by any subsequent owner of the Station.

     5.2  Option To Purchase.

     (a)  Broker agrees  to  pay  Licensee  Five  Hundred  Twelve
Thousand Five Hundred dollars ($512,500.00), Three Hundred Thousand of which such amount shall be paid on the Commencement Date and the balance of which shall be paid when Licensee certifies to Broker's reasonable satisfaction, that Licensee has secured all permits necessary for Broker to commence construction in accordance with the approved Plan. If Licensee is unable to so certify by the first to occur of (i) eighteen months from the Commencement Date or (ii) the expiration of Station Construction Permit, then Broker shall have the right to terminate this Agreement and to an immediate repayment of the Three Hundred

Thousand Dollars.   If Licensee does not make  such payment, Fant
(Ohio) as an inducement to Broker to make the payment on the Commencement Date agrees that any amounts not so repaid by Licensee shall be deemed part of and added to the Initial Payment as that term is defined in the Ohio TBA. In consideration of such payment, if and at such time as (i) Broker's acquisition of the Station would not be prohibited by then existent FCC rules or policies and FCC action, if any, allowing such acquisition shall no longer be subject to administrative or judicial reconsideration or review, or (ii) Broker shall furnish evidence reasonably satisfactory to Licensee that a waiver of the FCC's rules or policies is likely to permit Broker to own the Station, Broker may, subject to prior FCC approval, purchase the Station and all associated assets, including real estate, tangible and intangible personal property, including the FCC license from Licensee for a purchase price of an appraised value not to exceed Three Million Two Hundred Fifty Thousand Dollars ($3,250,000.00) ("Exercise Price"), which will be paid in cash at the closing on the acquisition of the Station ("Station Closing"). The appraisal shall be at Broker's expense and shall be undertaken by a duly qualified appraiser selected by Licensee from a list of five such appraisers submitted by Broker. Such selection shall be made within ten days of the submission of the list by Broker.

     (b) During the first five (5) years following the Commencement Date, Broker may exercise the option specified in this paragraph 5.2 by delivering to Licensee a written notice of exercise no earlier than fifteen (15) days following either of the events specified in (a) (i) or (a) (ii) of this paragraph 5.2 and no later than two (2) years following either of the events specified in (a) (i) or (a) (ii) of this paragraph 5.2. During the remainder of the term of this Agreement, as renewed, Broker may exercise the option specified in this paragraph 5.2 by delivering to Licensee a written notice of exercise no earlier than fifteen (15) days following either of the events specified in (a) (i) or (a) (ii) of this paragraph 5.2 and no later than one (1) year following either of the events specified in (a) (i) or (a) (ii) of this paragraph 5.2. Within thirty (30) days following delivery of such notice, Broker and Licensee shall enter into a detailed asset purchase agreement with respect to the Station, containing customary and reasonable terms and conditions, and shall jointly file such application or applications as may be required to obtain the consent of the FCC for the assignment of the Station's license or licenses from Licensee to Broker.

     (c) Broker's rights under this option to purchase shall be fully assignable to any third party (i) that is qualified under the Communications Act of 1934, as amended, and the FCC's rules and policies to hold the Station's license, and (ii) that presents audited financial statements demonstrating a net worth of at least Five Million Dollars ($5,000,000.00) for its preceding fiscal year.

     5.3  Right of First Refusal.
          ----------------------

     (a) In the event Licensee receives and wishes to accept a bona fide offer to sell or transfer control of the Station,
- ----------
however styled, with a party other than Broker, Licensee shall provide Broker with written notice of that offer and all material terms and conditions of that offer, including, without limitation, the identity of the offering party. If that offer is evidenced by any writing(s), Licensee shall provide Broker with true copies of such writings together with the written notice required by this subparagraph. Upon receipt of such notice, Broker shall have the right, exercisable by giving notice in writing thereof to Licensee within thirty (30) business days after receipt of notice by Broker, to match such offer and, within thirty (30) days of such notice to Licensee, to enter into an asset or stock purchase agreement with Licensee at the same price and with equivalent material terms and conditions; provided, however, that Broker's right to first refusal shall be
- ------------------
exercisable by Broker only if (i) Broker's acquisition of the Station would not be prohibited by then existent FCC rules or policies and FCC action, if any, allowing such acquisition shall no longer be subject to administrative or judicial reconsideration or review, or (ii) Broker shall, with its notice matching the offer, furnish evidence reasonably satisfactory to Licensee that a waiver of the FCC's rules is likely to permit Broker to own the Station.

     (b) Broker's rights under this right of first refusal shall be fully assignable to any third party (i) that is qualified under the Communications Act of 1934, as amended, and the FCC's rules and policies to hold the Station's license, and (ii) that presents audited financial statements demonstrating a net worth of at least Five Million Dollars ($5,000,000.00) for its preceding fiscal year.


                            ARTICLE VI
                        REGULATORY MATTERS
                        ------------------

     6.1  Renegotiation  Upon  FCC  Action or  Other  Regulatory
          -------------------------------------------------------
Changes.     If  the  FCC  determines  that   this  Agreement  is
- -------
inconsistent with Licensee's licensee obligations or is otherwise contrary to FCC policies, rules and regulations, or if regulatory, legislative, or judicial action subsequent to the Commencement Date alters the permissibility of this Agreement under the FCC's Rules or the Communications Act of 1934, as amended, the parties shall renegotiate this Agreement in good faith and recast this Agreement in terms that are likely to cure the defects perceived by the FCC or the changes caused by regulatory, legislative, or judicial action and return a balance of benefits to both parties comparable to the balance of benefits provided by the Agreement in its current terms. If, after such good faith negotiations, either party determines that recasting the Agreement to meet the defects perceived by the FCC is impossible without materially changing the relationships contemplated by the parties, either party may terminate this Agreement without further liability upon thirty (30) days' prior written notice. If termination shall occur pursuant to this paragraph, such termination shall extinguish and cancel this Agreement without further liability on the part of either party to the other; provided, however, that there shall be a final
                ------------------
accounting of monies due but unpaid under this Agreement, and provided further, that 6.1 Broker shall be entitled to Liquidated
- ----------------
Damages, as defined in paragraph 4.6 herein.

     6.2  FCC Matters.
          -----------

     (a)  The  parties agree that  this Agreement shall  be filed with the  FCC and placed  in the  public inspection  file of  the
Station;  provided, however, that  all monetary amounts  shall be
          ------------------
redacted from such publicly available copies.

     (b) Should a change in FCC policy or rules make it necessary to obtain FCC consent for the implementation, continuation or further effectuation of any element of this
Agreement,  both  parties  hereto shall  use  their  best efforts diligently to prepare, file and prosecute before the FCC all petitions, waiver requests, construction permit applications, amendments, rulemaking comments and other related documents necessary to secure and/or retain FCC approval of all aspects of this Agreement. Broker and Licensee shall bear in equal measure the reasonable cost of preparation of any such documents, provided that each party has approved such expenditures. Notwithstanding anything in this Agreement to the contrary, it is understood that no filing shall be made with the FCC with respect to this Agreement unless both parties hereto have reviewed said filing and consented to its submission.


                           ARTICLE VII
             BROADCAST EQUIPMENT AND RELATED ASSETS
             --------------------------------------

     7.1  Equipment and Assets.  Licensee represents and warrants
          --------------------
to Broker that on the Commencement Date Licensee will own the land and buildings described in Exhibit 2 to the Purchase Agreement together with the FCC Construction Permit described in
Exhibit 1 to the Purchase Agreement free and clear of all debts, liabilities, obligations, liens, and encumbrances of any kind, character, and description, whether accrued, absolute, contingent or otherwise, except as otherwise approved by Broker and except for the program obligation to the said William Barnstead pursuant to paragraph 6 of the Purchase Agreement. Licensee affirmatively covenants to Broker that such real estate shall not be disposed of without the prior written consent of Broker.

     7.2 During the Initial Term of this agreement and during any and all renewal terms the parties shall maintain in full force and effect by advance payment of premium comprehensive casualty, property damage, broadcaster's errors and omissions, business interruption and liability insurance with an insurance company in an amount reasonably acceptable to the other (and with an umbrella of not less than $5,000,000) insuring against any liability that may occur upon any loss or damage to any assets which are required for the operation of the Station, any occurrence on or about the Station and the real estate associated therewith, and any items which party has indemnified the other pursuant to the provisions of paragraph 9.14 hereof. Broker and Licensee shall be specified as insured under the policy required under this section 7.2. Each party will supply the other with a certificate of insurance illustrating compliance with its respective obligations hereunder on the Commencement Date and each and every renewal date for the insurance policy maintained by such party. Each party will provide the other party thirty
(30) days' prior  notice of  the  expiration of  said policy  and immediate notice of any cancellation of said policy. Any insurance required by this paragraph may be effective under blanket policies and each party shall request the waiver of subrogation for coverage provided by the other party pursuant to this paragraph. Any repair or replacement as a result of loss covered by such insurance shall be considered a Station Operating Expense as that term is defined in Schedule B to the extent that the cost of repair or replacement is in excess of a) the insurance proceeds less b) the cost reasonably incurred by the Licensee in collecting such proceeds.


                           ARTICLE VIII
            REPRESENTATIONS, WARRANTIES, AND COVENANTS
            ------------------------------------------


     8.1  Licensee's Representations and Warranties.  On the date
          -----------------------------------------
hereof and on the Commencement Date Licensee represents and warrants to Broker as follows:

     (a)  Organization.     Licensee   is   a  corporation   duly
          ------------
organized, validly existing and in good standing under the laws of the State of Alabama and has full power and authority to acquire and own the property, licenses and permits associated with the Station, to carry out all of the transactions contemplated by this Agreement and on the Commencement Date will be duly qualified to conduct business in the Commonwealth of Massachusetts.

     (b)  Compliance  with Law.   Licensee has complied  with and
          --------------------
will continue to comply with all laws, rules and regulations governing the business, ownership and operations of the Station that are material in any way to this Agreement. All attendant contracts and undertakings, as well as the carrying out of this Agreement, do not result in any violation of or are not in conflict with Licensee's Articles of Incorporation and By-laws, or any existing judgment, decree, other, statute, law, rule or regulation of any governmental authority applicable to Licensee.

     (c)   Corporate   Authority.      All  requisite   corporate
           ---------------------
resolutions and other authorizations necessary for the execution, delivery, performance and satisfaction of this Agreement by Licensee have been duly adopted and complied with.

     (d)  Misrepresentation  of Material  Fact.   No document  or
          ------------------------------------
contract disclosed to Broker pursuant to this Agreement and which in any way affects any of the properties, assets or proposed business of Licensee as related to this Agreement, and no certificate or statement furnished by Licensee or on behalf of it in connection with the transactions contemplated herein contains or will contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein not misleading.

     (e)  Authorizations and  Good Standing.   Licensee is  fully
          ---------------------------------
qualified under the Communications Act of 1934, as amended, and the FCC's rules and policies to be the licensee of the Station. On the Commencement Date, Licensee's Construction Permit or license and all related authorizations for the Station are in full force and effect and unimpaired by any acts or omissions of Licensee, its employees or agents; and there is no complaint, condition, event, defect or occurrence existing or, to the knowledge of Licensee, threatened against said authorization(s) that would materially threaten their retention or renewability by Licensee, except for the Litigation.

     (f)  Capitalization   and  Share   Ownership.     Licensee's
          ---------------------------------------
authorized capital consists of 1000 shares of common stock, $1.00 par value, of which 1000 shares are issued and outstanding. All of said shares of issued and outstanding common stock are owned of record by Anthony J. Fant, a resident of Alabama. No other class of capital stock is authorized by Licensee's articles of incorporation.

     (g)  Litigation.   Except for  the Litigation,  there is  no
          ----------
litigation at law or in equity, no arbitration proceeding, and no proceeding before or by any court, commission, agency, or other administrative or regulatory body or authority, or, to the best of Licensee's knowledge, threatened or anticipated, which would have a material adverse affect upon the Station. To the extent that  any  such  event  shall  exist  on  the Commencement  Date,
Licensee agrees that any and all costs, judgments, and liabilities which have or shall become due and payable shall be the sole and exclusive financial responsibility of Licensee and shall be deducted from Licensee's share of Net Operating Cash Income, as defined in Exhibit B.

     (h)  Taxes.   All  federal,  state,  county  and  local  tax
          -----
returns, reports and declarations of estimated tax or estimated tax deposit forms required to be filed in connection with the Station's operations, real estate, or payroll have been duly and timely filed. All taxes which have become due pursuant to such returns or pursuant to any assessment received by them have been paid as have all installments of estimated taxes. All taxes, levies, and other assessments which the Station is required by law to withhold or to collect have been duly withheld and collected and have been paid over to the proper governmental authorities.

     8.2  Broker's  Representations   and  Warranties.     Broker
          -------------------------------------------
represents and warrants to Licensee as follows:

     (a)  Organization.  Broker is a corporation duly  organized,
          ------------
validly existing and in good standing under the laws of the State of Rhode Island and has full power and authority to own its property and to carry out all of the transactions contemplated by this Agreement.

     (b)  Corporate   Authority.      All   requisite   corporate
          ---------------------
resolutions and other authorizations necessary for the execution, delivery, performance and satisfaction of this Agreement by Broker have been duly adopted and complied with.

     (c)  Misrepresentation  of Material  Fact.   No  document or
          ------------------------------------
contract disclosed to Licensee pursuant to this Agreement and which in any way affects any of the properties, assets or proposed business of Licensee as relates to this Agreement, and no certificate or statement furnished by Broker or on behalf of it in connection with the transactions contemplated herein contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein not misleading.

     8.3  Licensee's  Affirmative Covenant.   Licensee  covenants
          --------------------------------
and agrees that it will comply fully with all applicable federal, state and local laws, rules and regulations (including, without limitation, all FCC rules, policies and regulations) and pertinent provisions of all contracts, permits and pertinent agreements to which it is a party or is otherwise bound.

     8.4  Broker's  Affirmative Covenant.   Broker  covenants and
          ------------------------------
agrees that it will fully comply with all applicable federal, state and local laws, rules and regulations (including, without limitation, all FCC rules, policies and regulations) in the provision of the Brokered Programming to Licensee.

     8.5  Licensee's    Negative   Covenants.       In    further
          ----------------------------------
consideration of the Initial Payment and Option Payment, Licensee covenants and agrees as follows:

     (a)  Indebtedness.  Licensee shall not incur, create, assume
          ------------
or become or be liable in any manner with respect to, or permit to exist any further indebtedness or liability, whether direct or indirect or contingent, except indebtedness with respect to trade obligations and other ordinary accruals in the normal course of business not yet due and payable or not more than ninety (90) days in arrears measured from the date of such payment is due or with respect to which Licensee is contesting in good faith the amount or validity thereof by appropriate proceedings, and indebtedness in the respect of endorsements of negotiable instruments for collection in the ordinary course of business.

     (b) Liens.   Licensee  shall not  create, incur, assume,  or
         -----
suffer or permit to exist any additional mortgage, pledge, lien, charge, or other encumbrance of any nature whatsoever on any of the assets or ownership interests now or hereafter owned, issued, or outstanding other than (i) liens securing payment of taxes either not yet due or the validity of which are being contested in good faith by appropriate proceedings as to which it will set aside on its books adequate reserves, (ii) deposits under the worker's compensation, employment insurance or social security laws, or to secure statutory obligations or surety or appeal bonds or secure indemnity, performance, or other similar bonds arising in the ordinary course of business, (iii) liens imposed by laws such as carriers, warehousemen or mechanics liens incurred by it in good faith in the ordinary course of business,
(iv) liens arising out of a pre-judgment attachment, judgment or award against it with respect to which it shall be currently prosecuting an appeal, a stay of execution pending such appeal having been secured, (v) liens in favor of Broker, and (vi) restrictions, easements, reservations, exceptions, encroachments, and minor irregularities in title which do not interfere with the occupation and use and enjoyment by Licensee of such properties and assets in the normal course of its business or materially impair the value of such properties and assets for the purpose of such business.

     (c)  Sales and Leaseback.  Licensee shall not enter into any
          -------------------
arrangements, directly or indirectly, with any person whereby it shall sell or transfer any property, real, personal, or mixed, to be used in its business or hereafter acquired and thereafter rent or leasing such property.

     (d)  Fundamental  Changes.   Licensee  shall  not permit  or
          --------------------
suffer any amendment of its charter or documents which could materially effect its financial condition or the rights of Broker under this Agreement; or issue any additional shares of capital stock unless such shares shall have been pledged to Broker as required under that certain guarantee of even date herewith, or in any way alter its capital structure.

     (e)  Mergers, Acquisitions, Sales of Assets.  Licensee shall
          --------------------------------------
not merge into, or consolidate with any person or permit any other person to merge into or consolidate with it; effect any asset sale or acquire (directly or indirectly) any additional station, any business unit or all or substantially all of the assets or properties of or ownership interest in any person without the prior express approval of Broker; or change its corporate structure or organization from that set forth herein.

     (f)  Change in Business.  Licensee shall not engage directly
          ------------------
or indirectly in any business other than that of operating the Station.

     (g)  Accounts Receivable.  Licensee  shall not sell, assign,
          -------------------
discount, or dispose in any way of any accounts receivable, promissory notes, or trade acceptances held by it with or without recourse except for collection (including endorsement) in the ordinary course of business.

     (h)  Compliance.   Licensee shall not  (i) fail to  make any
          ----------
contributions to pension plans required by Section 412 in the Internal Revenue Code of 1986, (ii) fail to make payments required by Title Four of the Employees Retirement Income and Security Act of 1974, as amended or (iii) fail to correct a prohibited transaction with an employee benefit plan with respect to which it is liable for tax imposed by Section 4975 of the Code.

                            ARTICLE IX

                          MISCELLANEOUS
                          -------------

     9.1  Force Majeure.   Notwithstanding anything  contained in
          -------------
this Agreement to the contrary, neither party shall be liable to the other for failure to perform any obligation under this Agreement (nor shall any charges or payments be made in respect thereof) if prevented from doing so by reason of fires, strikes, labor unrest, embargoes, civil commotion, rationing or other orders or requirements, acts of civil or military authorities, acts of God or other contingencies, including equipment failures, beyond the reasonable control of the parties, and all requirements as to notice and other performance required hereunder within a specified period shall be automatically extended to accommodate the period of pendency of such contingency which shall interfere with such performance.

     9.2  Trademarks.  For  the term of this  Agreement, Licensee
          ----------
hereby grants Broker an unlimited license to use any and all trademarks, service marks, patents, trade names, jingles, slogans, logotypes and other intangible rights owned and used or held for use by Licensee in conjunction with the Station. Licensee agrees to execute such additional documentation as may be necessary or desirable to effectuate the license granted under this paragraph.

     9.3  Notice.   All  notices,  requests,  demands  and  other
          ------
communications that are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered by hand, overnight courier, or sent by facsimile transmission or on the third day after mailing if mailed by registered mail, postage prepaid, return-receipt requested, as follows:

          (a)  If to Licensee, to:

               BAF Enterprises, Inc.
               2729 11th Avenue South
               Birmingham, Alabama 35205-1751


               Attention:  Anthony J. Fant

               with a copy to

               Fletcher Heald & Hildreth
               1300 North 17th Street
               Arlington, Virginia 22209

               Attention:  Howard M. Weiss

          (b)  If to Broker, to:

               Outlet Broadcasting, Inc.
               23 Kenney Drive
               Cranston, Rhode Island 02920

               Attention:  James G. Babb

               with a copy to:

               Hinckley, Allen & Snyder
               1500 Fleet Center
               Providence, Rhode Island 02903

               Attention:  Stephen J. Carlotti
or to such other address as any party shall have designated by notice in Writing to the other parties.

     9.4  Duty to  Consult.  Each  party agrees that it  will use
          ----------------
its best efforts not to take any action that will unreasonably interfere, threaten or frustrate the other party's purposes or business activities, and that it will keep the other party informed of, and coordinate with the other party regarding, any of its activities that may have a material effect on such party.

     9.5  Press Releases.   Except as  may be required by  law or
          --------------
any governmental agency, no announcement to the press or to any third party of the transactions contemplated herein shall be made by either party unless the same shall be approved in advance in writing by both Broker and Licensee.

     9.6  Severability.    Subject  to  paragraph  6.1,   if  any
          ------------
provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remainder of this Agreement shall not be affected thereby, and the parties agree to use their best efforts to negotiate a replacement article that is neither invalid, illegal nor unenforceable.

     9.7  Entire  Agreement.    This  Agreement  constitutes  the
          -----------------
entire agreement of the parties with respect to its subject matter and supersedes all prior agreements and understandings of the parties, oral and written, with respect to its subject matter. This Agreement may be modified only by an agreement in writing executed by all of the parties hereto.

     9.8  Survival.   All representations,  warranties, covenants
          --------
and agreements made herein by the parties hereto or in any certificate to be delivered hereunder or made in writing in connection with the transactions contemplated herein shall survive the execution and delivery of this Agreement. All such representations, warranties, covenants and agreements shall survive for three years past the date on which this Agreement terminates.

     9.9  Payment  of Expenses.   Except  as otherwise  provided,
          --------------------
Licensee and Broker shall pay their own expenses incident to the preparation and carrying out of this Agreement, including all fees and expenses of their respective counsel.

     9.10 Further Assurances.  From  time to time after the  date
          ------------------
of execution hereof, the parties shall take such further action and execute such further documents, assurances and certificates as either party reasonably may request of the other to effectuate the purposes of this Agreement.

     9.11 Counterparts.  This Agreement may be executed in one or
          ------------
more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and shall become effective when each of the parties hereto shall have delivered to it this Agreement duly executed by the other party hereto.

     9.12 Headings.  The headings in  this Agreement are for  the
          --------
sole purpose of convenience of reference and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

     9.13 Dealings  with Third  Parties.   Neither  party is  nor
          -----------------------------
shall hold itself out to be vested with any power or right to bind contractually or act on behalf of the other as its contracting broker, agent or otherwise for committing, selling, conveying or transferring any of the other party's assets or property, contracting for or in the name of the other party, making any contractually binding representations contractually binding such party.

     9.14 Indemnification.
          ---------------

     (a) Each party shall forever, to the fullest extent permitted by law, protect, save, defend and keep the other party harmless and indemnify-said other party against, all claims, demands, causes of action, loss, investigations, proceedings, demands, penalties, fines, expenses and judgments, including reasonable attorneys' fees and costs, arising directly or indirectly out of the negligence or willful misconduct of the other party, its agents or employees in connection with the performance of this Agreement.

     (b) Broker shall forever, to the fullest extent permitted by law, protect, save, defend and keep Licensee and its officers, directors, employees, and agents and each of them harmless and indemnify them from and against any and all loss, damage, liability, or expense, including reasonable attorney's fees, resulting from any claim of libel, slander, defamation, copyright infringement, idea misappropriation, invasion of right of privacy or publicity, or any other claim against Licensee arising out of Broker's programming on the Station, provided that Licensee shall give Broker prompt notice of any claim and shall cooperate in good faith with Broker in attempts to resolve and settle any such claims. The foregoing shall not apply to the use of any new matters that Licensee may insert in or adjacent to Broker's programming.

     (c) Licensee shall forever, to the fullest extent permitted by law, protect, save, defend, and keep Broker and its officers, directors, employees, and agents and each of them harmless and indemnify them from and against any and all loss, damage, liability, or expense, including reasonable attorney's fees, resulting from any claim of libel, slander, defamation, copyright infringement, idea misappropriation, invasion of right of privacy or publicity, or any other claim against Broker arising out of Licensee's programming on the Station, provided that Broker shall give Licensee prompt notice of any claim and shall cooperate in good faith with Broker in attempts to resolve and settle any such claims.

     9.15 Governing Law.  This Agreement shall be construed under
          -------------
and   in  accordance  with  the  laws   of  the  Commonwealth  of
Massachusetts,   without  giving  effect  to  the  principles  of
conflict of laws.

     IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

                            BAF ENTERPRISES, INC.

                            By  /s/ Anthony Fant
                              ---------------------------------
                             President




                            OUTLET BROADCASTING, INC.

                            By  /s/ James G. Babb
                              ---------------------------------

                            Fant Broadcasting Company of Ohio, Inc.
                            (with respect to paragraph 4.7 and 5.2
                            only)


                            By  /s/ Anthony Fant
                              --------------------------------

                         FIRST AMENDMENT
                                TO
                     TIME BROKERAGE AGREEMENT


       This  First Amendment to Time Brokerage Agreement made and entered into as of this _____ day May, 1995 by and between Outlet

Broadcasting, Inc., a Rhode Island corporation ("Broker") and BAF

Enterprises, Inc., an  Alabama corporation ("Licensee") and  Fant

Broadcasting  Company of  Ohio, Inc.  ("Fant  Ohio"), an  Alabama

corporation.



                       W I T N E S S E T H



       WHEREAS, on December  14, 1994, Broker, Licensee  and Fant

Ohio entered into a Time Brokerage Agreement; and



       WHEREAS, Licensee and Broker are desirous of amending said

Agreement and certain particulars; and



       WHEREAS,  Fant  Ohio   is  willing  to  consent   to  such

Amendment.



       NOW,  THEREFORE,  in  consideration  of  the premises  and mutual promises,  undertakings, covenants and  agreements of  the parties contained in this Agreement, the parties hereto do hereby agree as follows:

       1.   Section 3.1 of  the Agreement is  amended to read  as

follows:



           "3.1    Fee.    Beginning  on  the  Station  Operating
                   ---
           Commencement Date, as defined below, Broker shall pay the Licensee a monthly fee calculated according to the provisions set forth in Section 3 of Exhibit B and shall further pay to the Licensee the sum of Six Hundred Sixty Thousand Dollars ($660,000) (the "Initial Payment") in cash or by certified or cashier's check. Cumulative Return, as defined in Exhibit B shall be shared in accordance with the provisions of Exhibit B. The term "Station Operating Commencement Date" shall be the date the Station has met all local and regulatory requirements to begin program tests as permitted by the FCC."

       2.   Except as  modified herein,  the said  Time Brokerage

Agreement is hereby ratified, confirmed and approved.



       IN  WITNESS WHEREOF, the parties hereto have executed this

Agreement as of the date first above written.



                             BAF Enterprises, Inc.



                             By:___________________________
                                President


                             Outlet Broadcasting, Inc.



                             By:___________________________


                             FANT BROADCASTING COMPANY OF OHIO, INC.



                             By:________________________________

               EXHIBIT TO TIME BROKERAGE AGREEMENT

            BETWEEN BAF ENTERPRISES, INC. ("LICENSEE")

             AND OUTLET BROADCASTING, INC. ("BROKER")



         1.   Defined Terms.  For purposes of this Schedule C the
              --------------

following  terms, unless  the context  otherwise requires,  shall have the following meanings:



         1.1  "Accounting Period" shall mean the  period from the

Initial  Calculation Date to  the First Interim  Calculation Date

and thereafter each period beginning with the Initial Calculation

Date and  ending on the  next Interim Calculation Date,  or Final

Calculation Date, whichever shall occur first.



         1.2   "Capital Expenditures" shall  mean the sum  of (a)

the cost of completing the Plan but not more than $4,000,000, and

(b)  all  amounts  expended  by  Broker,  in  addition  to  those contemplated by  the  Plan in  connection  with the  purchase  of equipment used  to provide  for all of  the operational  needs of

Station   WFDG-TV  which  would   be  classified  as   a  capital

expenditure in accordance with U.S. Generally Accepted Accounting

Principles.

         1.3  "Cumulative  Return" shall mean for  any Accounting

period (a) the Net Operating Income or Net Operating Loss, as the

case may be, less (b) the Initial Payment, if then made, less (c)

Capital Expenditures.



         1.4   "Direct Expenses"  shall mean  for any  Accounting

Period  the actual expenses  incurred by Broker  in operating and carrying out its obligations under this Agreement with respect to

WFDG-TV.  Such  expenses shall include, without  limitation, cost of the  provision of  programming, whether  purchased from  third parties or produced by Broker, promotional costs, the cost of all sales  of time, representative fees and commissions, salaries and fringe  benefits for personnel  employed by Broker  at WJAR, data services, insurance,  bad debts,  supplies,  utilities and  other like items, but shall exclude amounts related to the provision of general station management, real property rents, general building maintenance, depreciation of any type and accounting.



         1.5   "Final Calculation  Date" shall  mean the  date on

which this Agreement shall terminate.



         1.6   "First Interim  Calculation Date"  shall mean  the

December 31st  of the  year during  which  the Station  Operating

Commencement Date Occurs.

         1.7    "Gross  Operating  Income"  shall  mean  for  any

Accounting Period, the  positive difference, if any,  between Net

Revenue and the  sum of (a) Direct Expenses,  (b) Operating Lease

Payments,  (c)  Station   Operating  Expense   and  (d)   Station

Maintenance Expenses.



         1.8  "Gross  Revenue" shall mean the sum  of (x) amounts

billed where payment is expected in cash and  (y) the fair market value  of  all  other  property  received  by  Broker  during  an

Accounting Period  arising from the  sale of advertising  time by

Broker pursuant to Section 2.2 of this Agreement.



         1.9  "Initial Calculation Date"  shall mean the date  of

this Agreement.



         1.10   "Interim Calculation  Date" shall mean  the First

Interim Calculation Date  and each December 31  thereafter during the  term of  this  Agreement,  or  the Final  Calculation  Date,

whichever date shall occur first.



         1.11  "Net Revenue" shall mean for any Accounting Period

the  Gross Revenue  less  agency  fees  and  representative  fees incurred during such Accounting Period by Broker.

         1.12   "Net Operating  Income" or  "Net Operating  Loss"

shall mean  for any Accounting  Period the  positive or  negative difference, if any, between Net Revenue and the sum of (a) Direct

Expenses  (b)  Operating Lease  Payments,  (c)  Station Operating

Expense, (d)  Station  Maintenance Expenses,  and (e)  Management

Fee.



         1.13   "Management Fee"  shall mean  for any  Accounting

Period  equal to (10) percent of Gross Operating Income.



         1.14  "Operating Lease Payments" shall mean all payments

made  by Licensee  to Broker  pursuant to  that certain  lease of personal  property between  Broker  and  Licensee  of  even  date herewith attached as Exhibit A.



         1.15      "Station  Budgeted   Discretionary   Operating

Expenses"  shall  mean  the  amounts  contained  in  the  Station

Operating  Budget  for salaries  and related  expenses (including fringe benefits and travel and entertainment) for those personnel required by  Licensee  to  operate  the Stations  in  the  manner required  by  this  Agreement,  and  general  and  administrative expenses payable to related third parties.



         1.16   "Station  Maintenance  Expenses"  shall mean  all

expenses other than Capital Expenditures incurred by the Broker to maintain in good operating repair and condition the property of Licensee.



         1.17  "Station Operating Budget" shall mean the estimate

of the  Station Operating Expense  which is prepared  by Licensee pursuant  to Section 2  of this Exhibit  B for each  twelve month period during the  term of this Agreement, except  that the first such period  shall commence on  the Initial Calculation  Date and shall end on December 31, 1995.



         1.18   "Station Operating  Expense" shall  mean for  any

Accounting  Period the expenses actually incurred by Licensee for the operation  of WFDG-TV pursuant  to Section 1.2, 1.3,  2.3 and

2.4 of  this Agreement, which  shall include the  amount actually incurred with respect to Station Budgeted Discretionary Operating

Expenses,  but not  in  excess  of the  amount  contained in  the

Station  Operating Budget with respect thereto, rents for studios and  transmission  facilities,  all  payments  to  utilities  and

unrelated   suppliers  for   utilities,  supplies   and  services

reasonably necessary in the operation of WFDG-TV by Licensee, all real  and  personal  property  taxes  and  sales  taxes  paid  by

Licensee, administrative expenses insurance premiums, the cost of any repair or  replacement covered by insurance in  an amount not to exceed  the cost thereof  in excess of the  difference between the (a) insurance proceeds and (b) the costs of collecting such proceeds, but excluding therefrom any income taxes, accounting expenses, corporate franchise taxes, salaries and other items not explicitly set forth herein.



         1.19   "Station  Operating  Expense  Estimated  Payment"

shall mean an  amount paid once each month  by Broker to Licensee which shall equal one-twelfth of the Station Operating Budget for each  twelve  month period  during  the  term of  this  Agreement provided, however,  that for  the Accounting  Period between  the

Initial  Calculation Date  and December  31,  1995, such  payment shall be agreed upon between Licensee and Broker.



         2.  Station Operating Expenses.  Licensee has prepared a
             --------------------------

Station  Operating  Budget  for the  period  between  the Initial

Calculation Date and  December 31, 1995 as set  forth in Schedule

B-1 hereto.  Within  30 days after the expiration of  such period

and  each   twelve  months  thereafter during  the  term of  this

Agreement,  Licensee shall deliver to Broker a detailed statement of the Station  Operating Expenses incurred and  paid by Licensee for such period.  If such  amount shall be less than the  Station

Operating  Expense  Estimated  Payment made  by  Broker  for such period,  the difference shall  be deducted from  the next Station

Operating  Expense Estimated  Payment thereafter  made by  Broker

pursuant  to  this  Agreement.    If the  amount  shown  on  such

statement shall be greater than the Station Operating Expense

Payment made by Broker for such period, then Broker shall pay the

Licensee the difference  within 30 days.  At least  60 days prior

to  each  December   31st  occurring  during  the  term  of  this

Agreement, Licensee shall  deliver to Broker a  Station Operating

Budget which  Broker shall have  the right to review  and request documentation with respect thereto.  Licensee agrees that Station

Budgeted Discretionary Operating  Expense Budget for  the Interim

Accounting Period commencing on January  1, 1996 shall not exceed

$120,000.   Thereafter, unless approved by Broker, which approval

will not be unreasonably withheld, Station Operating Budget shall contain an amount  for Station  Budgeted Discretionary  Operating

Expenses greater  than the product of (a) 1.05 and (b) the amount actually contained in the Station  Operating Budget for the  then

Accounting Period.



         3.  Monthly  Payments  By  Broker.   Commencing  on  the
             -----------------------------

Initial Calculation  Date for the  portion of the  calendar month then  remaining and  thereafter monthly within  five days  of the first business  day of each  month thereafter during the  term of this Agreement, Broker shall  pay to Licensee the sum  of (a) the

Operating Lease  Payment and  (b) the  Station Operating  Expense

Estimated  Payment for such month, subject, however, to reduction in the case of the Station Operating Expense Estimated Payment in accordance with the provisions of Section 2 of this Exhibit B.

         4.  Payments to Licensee.   Within sixty days  after the
             --------------------

First Interim Calculation Date, and each Interim Calculation Date thereafter,  or the Final Calculation Date, whichever shall occur first, Broker shall make a determination of the Cumulative Return in accordance with the terms of this Agreement for the Accounting

Period ending on such Interim or Final Calculation Date and shall submit the determination to Licensee.  With such schedule, Broker shall pay to Licensee with  respect to such Accounting Period the sum,  if any, of (a) 25 percent of the positive Cumulative Return of $500,000  or less, (b)  30 percent of the  positive Cumulative

Return in excess of $500,000 but not more than $1 million, (c) 35 percent of the positive Cumulative Return in excess of $1 million but not  more than $1.5 million,  (d) 40 percent of  the positive

Cumulative Return in excess of $1.5 million but not more  than $2 million,  (e)  45 percent  of the  positive Cumulative  Return in excess of $2  million but not more  than $2.5 million and  (f) 50 percent  of the  positive  Cumulative Return  in  excess of  $2.5 million, reduced, however,  by (g) the sum of  all prior payments pursuant to this paragraph 4.



         5.  Accounting.    Within 30  days  of the  time  of the
             ----------

rendering of any statement of  Station Operating Expenses or  Net

Operating Income or  Net Operating Loss (a  "Statement") required under this Agreement, if  either party shall question  the amount or propriety of any item appearing in such Statement or excluded therefrom and if thereafter Broker and Licensee cannot agree as to  the amount  or propriety  of such  item, the  dispute may  be

determined by  arbitration as  hereinafter provided.   Notice  of

arbitration  shall be  given  within  seventy-five  days  of  the delivery of the Statement, unless a party has elected to audit as hereinafter  provided.  Notwithstanding that a party may question any  item,  the amount  due  as  shown  on such  Statement  shall nevertheless be paid (except for the portion if any which is then

subject to ongoing  arbitration or litigation).   Unless a  party

shall take  written exception to  any item contained in  any such

Statement  within  30  days  after  delivery  of  the same,  such

Statement shall be considered as  final and accepted by the party

to whom delivered.   Either party will upon request  by the other

within 45  days make available  for inspection books  of original entry and documentation  relating to any of the  items of income,

capital  expenditures or expense reflected in any such Statement.

Each party shall have the right  at its sole cost and expense  to audit any such  Statement.  Written notice of  intention to audit shall be  received  by the  other  party within  45 days  of  the

furnishing  of any  Statement.   Said  audit  shall be  commenced

within 30  days of the delivery  of notice of intention  and once commenced must  be pursued until  completed at the office  of the party which is subject to the audit during the hours of 9:00 A.M.

to 4:30  P.M. during the normal  business work week.   Results of

each audit shall be made available to all parties. In the event of a discrepancy resulting in underpayment or overpayment of more than 5 percent of that which was actually paid, the party subject to the audit shall pay the cost thereof.  In any other event, the

party  requesting the  audit  shall  pay the  cost.   Should  the

parties be unable  to reconcile the amount contained  in any such audit, either  party shall have  the right to elect  to arbitrate such dispute provided it gives  written notice of its election to arbitrate within 30 days of the date after  delivery of the audit results.  The failure  to give written notice within  such 30 day period shall  be deemed a  waiver of  any right to  arbitrate the

amounts  disclosed on  the audit.   If as  a result of  the audit

there shall be any adjustments with respect to any amounts due or heretofore paid pursuant to this agreement, such  amount shall be

paid within 10 days.   If such amount is not paid within 10 days,

it shall bear interest at the maximum rate permitted by law.  All arbitration proceedings shall be conducted in accordance with the

Commercial  Arbitration   Rules  of   the  American   Arbitration

Association and  shall be held  in Providence, Rhode Island.   In

any proceeding, the arbitrators shall  be bound by the provisions

of  this Agreement.    The prevailing  party  in any  arbitration

proceeding shall be  entitled to enforce such award  in any court of competent jurisdiction.

                   MORTGAGE DEED AND AGREEMENT
                   ---------------------------

               KNOW ALL MEN BY THESE PRESENTS THAT:
               ------------------------------------

    BAF  ENTERPRISES,  INC.,  an  Alabama  corporation  having  a mailing address at 1 Independence Plaza, Suite 70, Birmingham, Alabama 35209 (the "Mortgagor"), for consideration paid, hereby grants, bargains, sells, conveys, transfers and assigns to OUTLET BROADCASTING, INC., a Rhode Island corporation having a principal place of business at 23 Kenney Drive, Cranston, Rhode Island 02920 (the "Mortgagee"), its successors and assigns forever, WITH MORTGAGE COVENANTS, that certain tract or parcel of land, with any Buildings (as hereinafter defined) and improvements now or hereafter erected thereon, located in Freetown, Massachusetts, and more particularly described in Exhibit A which is attached
                                     ---------
hereto and hereby made a part hereof, which tract or parcel of land, with any Buildings and improvements now or hereafter erected thereon, is hereinafter referred to and included in the definition of the "Mortgaged Property" together with all and singular the tenements, hereditaments, easements, rights of way, Fixtures (as hereinafter defined), Personalty (as hereinafter defined) and appurtenances thereunto appertaining.

    TO HAVE AND TO HOLD the Mortgaged Property, and such tene-ments, hereditaments, easements, rights of way, Fixtures, Per-sonalty and appurtenances unto and to the use of the Mortgagee, and the successors and assigns of the Mortgagee forever.

    PROVIDED, NEVERTHELESS, and this conveyance is made upon the express condition that, if the Mortgagor shall pay and perform all of the Obligations (as hereinafter defined) and shall pay, perform and observe all of the other covenants, agreements and conditions set forth in this Mortgage and Agreement, the Brokerage Agreement (as hereinafter defined) and any Security Document (as hereinafter defined) on the part of Mortgagor to be paid, performed or observed, then this Mortgage and Agreement, shall become and be absolutely void to all intents and purposes whatsoever.

    And, in consideration of the transactions contemplated by the Brokerage Agreement and other valuable consideration the receipt or sufficiency of which is hereby acknowledged, the Mortgagor covenants and agrees with the Mortgagee as follows:


                            ARTICLE I

                           Definitions
                           -----------

    As used herein, the following terms shall have the following meanings:

    (a)   Brokerage  Agreement:    That  certain  Time  Brokerage
          --------------------
Agreement dated December 14, 1994, as heretofore and hereafter amended, by and between Mortgagor and Mortgagee.

    (b)   Buildings:  All buildings, improvements, alterations or
          ---------
appurtenances now standing or at any time hereafter constructed upon or constituting any part of the Mortgaged Property.

    (c)  Event of Default:  Any happening or occurrence described
         ----------------
in Article V hereof.

    (d)   Fixtures:   The items of  property now  or at  any time
          --------
hereafter affixed or attached to or placed upon the Buildings and/or used in conjunction therewith including plumbing, heating and lighting apparatus, mantels, floor coverings, furniture, furnishings, draperies, screens, storm windows and doors, awnings, shrubbery, plants, boilers, tanks, machinery, stoves, gas and electric ranges, wall cabinets, appliances, furnaces, dynamos, motors, elevators and elevator machinery, radiators, blinds and all laundry, refrigerating, gas, electric, ventilat-ing, air-refrigerating, air-conditioning, incinerating and sprinkling and other fire prevention or extinguishing equipment of whatsoever kind and nature and any replacements, accessions and additions thereto, proceeds thereof and substitutions therefor.

    (e)    Hazardous  Waste:   Any  "oil,"  "hazardous material,"
           ----------------
"hazardous wastes" or "hazardous substances" as defined in the Hazardous Waste Laws, including, without limitation (whether or not included in the definition contained in the Hazardous Waste
Laws), PCB's, asbestos, radon and other chemicals which would be materially dangerous to the environment or to human beings.

    (f)    Hazardous  Waste  Laws:    The  Massachusetts  Oil and
           ----------------------
Hazardous Material Release Prevention and Response Act, M.G.L. Chapter 21E, as amended, the Massachusetts Hazardous Waste Management Act, M.G.L. Chapter 21C, as amended, the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.
Section 9601 et seq., as amended, and  any and all  other federal,
             -- ---
state or local laws governing the existence, release, generation, storage or disposal of any hazardous or toxic materials, and the regulations adopted pursuant thereto.

    (g)  Impositions:  All  (i) real estate and personal property
         -----------
taxes and other taxes and assessments, water and sewer rates and charges, and all other governmental charges and any interest or costs or penalties with respect thereto, and charges for any easement or agreement maintained for the benefit of the Mortgaged Property, general and special, ordinary and extraordinary, fore-seen and unforeseen, of any kind and nature whatsoever which at any time prior to or after the execution hereof may be assessed, levied or imposed upon or which affect the Mortgaged Property or the rent or income received therefrom, or any use or occupancy thereof, and (ii) other taxes, assessments, fees and governmental charges levied, imposed or assessed upon or against Mortgagor or any of Mortgagor's properties which shall constitute a lien on the Mortgaged Property.

    (h)  Mortgaged Property:  The property described in Exhibit A
         ------------------                             ---------
(including, where the context permits, the Buildings, Personalty and Fixtures), together with all of Mortgagor's right, title and interest in and to any award or awards heretofore made or here-after to be made by any municipal, state or federal authorities or boards to the extent that the same are payable to or receiv-able by Mortgagor or any prior or subsequent owners of the Mort-gaged Property, including any award or awards for any change or changes of grade of streets affecting the Buildings; and all estate, right, title, interest, claim or demand whatsoever of the Mortgagor, either at law or in equity, in possession or expect-ancy of, in and to the property described in Exhibit A hereof.

    (i)  Mortgagee:  Outlet Broadcasting, Inc. and its successors
         ---------
and assigns from time to time.

    (j)   Mortgagor:    BAF Enterprises,  Inc.  or its  permitted
          ---------
successors  and assigns in  whom the  ownership of  the Mortgaged
Property, or any part thereof, is then vested.

    (k)  Obligations:  All  amounts, payments and premiums due or
         -----------
to become due and all other obligations of Mortgagor to Mortgagee under and with respect to this Mortgage and Agreement, the Brokerage Agreement and any Security Document.

    (l)  Permitted  Encumbrance:  Shall mean  any mortgage, lien,
         ----------------------
restriction  or encumbrance  described  on  Exhibit  B  which  is
                                            ----------
attached hereto.

    (m)   Personalty:   All  furniture,  furnishings,  equipment,
          ----------
machinery and all other tangible personal property now or here-after owned by Mortgagor and located in, upon or about the Mort-gaged Property and the Buildings or used in any way in connection with the use, operation or occupancy of the Mortgaged Property, together with all accessions, replacements and substitutions thereto or therefor and the proceeds thereof (except the Fixtures and except for motor vehicles) and all General Intangibles (as defined in the applicable Uniform Commercial Code) pertaining in any way to the Mortgaged Property and any such tangible personal property including any franchises, permits or licenses for the use, operation or occupancy of the Mortgaged Property and any books and records relating to such use, operation or occupancy and all money, instruments and other property of the Mortgagor from time to time in the possession of Mortgagee.

    (n)  Security  Agreement:  The security  agreement, contained
         -------------------
in this Mortgage and Agreement, wherein and whereby Mortgagor grants a security interest in the Personalty and the Fixtures to Mortgagee.

    (o)   Security Document:   This  Mortgage and  Agreement, any
          -----------------
other agreement or guarantee or other instrument or document whatsoever by which the Mortgagor shall be bound to pay or pro-vide collateral security for the payment of the Indebtedness and other documents and agreements within the definition of "Security Documents" contained in the Brokerage Agreement, all of which are by this reference fully incorporated herein.

                            ARTICLE II

                  Representations and Warranties
                  ------------------------------

    Mortgagor represents and warrants to Mortgagee as follows:

    2.1.    Organization,  Power,  etc.     Mortgagor  (a)  is  a
            --------------------------
corporation duly organized, validly existing and in good standing under the laws of the State of its creation, (b) has the power and authority to own its properties and to carry on its business as now being conducted, and (c) is in compliance with all laws, regulations, ordinances and orders of public authorities applicable to it.

    2.2.   Validity  of Loan  Instruments.   (a)   The execution,
           ------------------------------
delivery and performance by Mortgagor of the Brokerage Agreement, and/or any Security Document, and the transactions contemplated by the Brokerage Agreement (i) are within the powers of Mortgagor, (ii) have been duly authorized by all requisite action, (iii) have received all necessary governmental approval, and (iv) will not violate any provision of law or any order of any court or agency of government, the instrument, agreement or document pursuant to which Mortgagor was created, or any indenture, agreement or other instrument to which Mortgagor is a party or by which it or any of its property is bound, or conflict with, result in a breach of or constitute (with due notice and/or lapse of time) a default under any such indenture, agreement or other instrument, or result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of its property or assets, except as contemplated by the provisions of any Security Document; and (b) the Brokerage Agreement and any Security Document, when executed and delivered by Mortgagor, will constitute the legal, valid and binding obligations of Mortgagor in accordance with their respective terms.

    2.3.  Mortgaged  Property and Other Property.   Mortgagor has
          --------------------------------------
good and marketable title in and to the Mortgaged Property, free and clear of any liens, charges, encumbrances, security interests and adverse claims whatsoever except the Permitted Encumbrances, and the Mortgagor shall warrant and defend the same to the Mort-gagee forever against the lawful claims and demands of all per-sons.

    2.4.  Taxes.  Mortgagor  has filed all federal, state, county
          -----
and municipal income tax returns required to have been filed by it and has paid all taxes which have become due pursuant to such returns or pursuant to any assessments received by it, and Mort-gagor does not know of any basis for additional assessment in respect of such taxes.

    2.5.  Litigation.  Except for  the case of Bourgois, et als
          ----------                           ------------------
vs. Kramer,  et als,  CA 95-00460 pending  in the  Bristol County
- -------------------
Massachusetts Superior Court (the "Bourgois Litigation"), there is not now pending against or affecting Mortgagor or the Mortgaged Property nor, to the knowledge of Mortgagor, is there threatened, any action, suit or proceeding at law or in equity or by or before any administrative agency which if adversely determined would materially impair or affect the Mortgaged Property or Mortgagor's financial condition or operations.

                           ARTICLE III

                      Affirmative Covenants
                      ---------------------
    Until the Indebtedness shall have been paid in full, Mort-gagor hereby covenants and agrees as follows:

    3.1.  Legal  Existence.  Mortgagor will preserve  and keep in
          ----------------
full force and effect its legal existence, rights, franchises and trade names.

    3.2.   Compliance  with Laws.   Mortgagor  will  promptly and
           ---------------------
faithfully comply with, conform to and obey all present and future laws, ordinances, rules, regulations and requirements of every duly constituted governmental authority or agency and of every board of fire underwriters having jurisdiction, or similar body exercising similar functions, which may be applicable to it or to the Mortgaged Property, or any part thereof, or to the use or manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of the Mortgaged Property, or any part thereof, whether or not such law, ordinance, rule, order, regulation or requirement shall necessitate structural changes or improvements or interfere with the use or enjoyment of the Mortgaged Property.

    3.3.   Payment of Impositions.   Mortgagor will duly  pay and
           ----------------------
discharge, or cause to be paid and discharged, the Impositions, such Impositions or installments thereof, to be paid not later than the day any fine, penalty, interest or cost may be added thereto or imposed by law for the non-payment thereof; provided, however, that if, by law, any Imposition may at the option of the taxpayer or other person obligated to pay it be paid in install ments without interest or penalties accruing on the unpaid bal-ance of such Imposition, Mortgagor may exercise the option to pay the same in such installments.

    3.4.  Repair.  Mortgagor  will keep the Mortgaged Property in
          ------
good order and condition and make all necessary or appropriate repairs, replacements and renewals thereof and additions and betterments and improvements thereof, interior and exterior, structural and non-structural, ordinary and extraordinary, fore-seen and unforeseen, and use its best efforts to prevent any act or thing which might impair the value or usefulness of the Mort-gaged Property or any part thereof.

    3.5.   Insurance.    Mortgagor  will at  all  times keep  the
           ---------
Building, Fixtures and Personalty insured for the benefit of Mortgagee including without limitation against loss by fire and such other hazards, casualties and contingencies as are normally and usually covered by extended coverage policies in effect in the locality where the Mortgaged Property is situated and such other risks for which coverage may become available as may be customarily required by Mortgagee, from time to time with respect to similar properties, in amounts and with insurers of recognized responsibility, and which are acceptable to Mortgagee; cause each insurance policy issued in connection therewith to provide (and the insurer issuing such policy to certify to Mortgagee) that (i) loss payments will be payable to Mortgagee, (ii) the interest of Mortgagee shall be insured regardless of any breach or violation by Mortgagor of any warranties, declarations or conditions in such policy; (iii) if any such insurance policy be subject to cancellation or be endorsed or sought to be endorsed to effect a change in coverage for any reason whatsoever, such insurer will promptly notify Mortgagee and such cancellation or change shall not be effective as to Mortgagee for ten (10) days after receipt by Mortgagee of such notice; and (iv) Mortgagee may, but shall not be obligated to, make premium payments to prevent such can-cellation if for non-payment of premiums, and that such payments shall be accepted by the insurer. At Mortgagee's option, Mort-gagor shall furnish to Mortgagee duplicate executed copies of each then existing policy (provided the same are obtainable at nominal charge to Mortgagor, and if not, duplicate copies along with certificates therefor), and copies of each renewal policy not less than thirty (30) days prior to the expiration of the original policy or the preceding renewal policy (as the case may be), together with receipts or other evidence that the premiums thereon have been paid. Mortgagee may (but shall not be required to) act as attorney for the Mortgagor with full power of substi-tution, in its own name or in the name of the Mortgagor, to obtain any insurance to be maintained pursuant to this section, adjust or settle any loss with respect thereto or endorse any draft or other instrument issued by any insurer in payment of any loss or any dividend or return of premium thereon or to assign any policy of insurance maintained pursuant to this section to any successor or assign of the Mortgagee.

    3.6.   Disposition of Proceeds.  In  the event that the Mort-
           -----------------------
gagee shall realize any amount on account of insurance maintained pursuant to the preceding section, the Mortgagee may, at its election, pay or apply such amount in any one or more of the following ways and in such order as Mortgagee may determine: (a) apply such amount on account of any obligation of the Mortgagor pursuant to this Mortgage and Agreement, any Security Document and/or the Brokerage Agreement, or (b) apply such amount toward payment of obligations incurred by the Mortgagor or the Mortgagee in the repair or replacement of damage to the Mortgaged Property; provided, however, that if and so long as all of the following conditions are and remain satisfied: (i) no Event of Default exists; (ii) the Mortgagor elects to repair same in accordance herewith the Mortgagee shall apply such proceeds first as stated in clause (a) of this section until paid in full, then as stated in clause (b) of this section until exhausted or paid in full.

    3.7.  Performance  of Other Agreements.   Mortgagor will duly
          --------------------------------
and punctually perform all material covenants and agreements expressed as binding upon it under any Permitted Encumbrance.

    3.8.   Inspection.   Mortgagor will  permit Mortgagee or  any
           ----------
duly authorized agent of the Mortgagee, at all reasonable times, to inspect the Mortgaged Property.

    3.9.   Hold Harmless.  Mortgagor will  defend at its own cost
           -------------
and hold Mortgagee harmless from any action, proceeding or claim affecting the Mortgaged Property, or the value of the Brokerage
Agreement or any Security Document.

    3.10.  Books  and Records.  Mortgagor will  maintain full and
           ------------------
complete books of account and other records reflecting the results of its construction and/or operation of the Mortgaged Property, in accordance with generally accepted accounting prin-ciples and furnish, or cause to be furnished to Mortgagee, on reasonable request by Mortgagee true copies thereof.

    3.11.  Contest of Tax  Assessments, etc.  After prior written
           --------------------------------
notice to Mortgagee, in the case of any material item, Mortgagor, at its own expense, may contest by appropriate legal proceedings, promptly initiated and conducted in good faith and with due dili-gence, the amount or validity or application, in whole or in part, of (a) any of the requirements referred to in Subsection 3.2, or (b) any Imposition; provided that (i) in the case of any unpaid Imposition, such proceedings shall suspend the collection therefrom from Mortgagor and from the Mortgaged Property, (ii) neither the Mortgaged Property nor any part thereof or interest thereunder will be in danger of being sold, forfeited, termi-nated, cancelled or lost, and (iii) Mortgagor shall have fur-nished such security as may be required in the proceedings or as may be reasonably requested by Mortgagee.

    3.12.   Payment and  Performance of  Obligations.   Mortgagor
            ----------------------------------------
will pay, keep and perform promptly each and every material term, covenant and condition of the Brokerage Agreement and any Security Document on the part of Mortgagor to be kept and performed.

    3.13.  Use.  Mortgagor will operate the Mortgaged Property in
           ---
accordance  with   the  Brokerage  Agreement  and  each  Security
Document.

    3.14.     Recorded  Instruments.    Mortgagor  will  promptly
              ---------------------
perform and observe, or cause to be performed or observed, all of the terms, covenants and conditions of all instruments of record affecting the Mortgaged Property on the part of Mortgagor to be performed or observed, noncompliance with which shall affect the security of this Mortgage and Agreement or impose any duty or obligation upon Mortgagor, and Mortgagor shall do or cause to be done all things necessary to preserve intact and unimpaired any and all easements, appurtenances and other interests and rights in favor of or constituting any portion of the Mortgaged Prop-erty.

                            ARTICLE IV

                        Negative Covenants
                        ------------------

    Until the Obligations shall have been paid in full, Mortgagor covenants and agrees as follows:

    4.1.  Use, Violation, etc.   Mortgagor will not use the Mort-
          -------------------
gaged Property or any part thereof or allow the same to be used or occupied for any purpose other than as set forth in Subsection
3.13. of this Mortgage and Agreement and directly related pur-poses or for any unlawful purpose or in violation of any certi-ficate of occupancy or other permit or certificate, or any law, ordinance or regulation, or suffer any act to be done or any condition to exist on the Mortgaged Property or any part thereof, or any article to be brought thereon, which may be dangerous, unless safeguarded as required by law, or which may, in law, constitute a nuisance, public or private, or which may make void or voidable any insurance then in force with respect thereto. Mortgagee acknowledges that the Bourgois Litigation involves a claim concerning the legality of Mortgagor's Building Permit and that Mortgagor makes no covenant with respect thereto.

    4.2.   Alterations, Demolition,  Waste, etc.   Mortgagor will
           ------------------------------------
not commit or knowingly permit any waste of the Mortgaged Prop-erty or any part thereof or make or permit to be made any altera-tions or additions to the Mortgaged Property which would have the effect of materially diminishing the value thereof or make or permit to be made any other alteration or addition to the Mort-gaged Property, of a material nature, without the prior written consent of Mortgagee or cause or permit any Fixtures to be removed at any time from the Mortgaged Property and/or Buildings, without the prior written consent of Mortgagee, unless actually replaced by an article of equal value and suitability, owned by it, free and clear of any lien or security interest except such liens as may be approved in writing by Mortgagee.

                            ARTICLE V

                        Events of Default
                        -----------------

    The Mortgagor shall be in default under this Mortgage and Agreement and an "Event of Default", shall be deemed to have occurred under this Mortgage and Agreement upon the occurrence or happening, from time to time, of any one or more (i) the Events of Default described in the Brokerage Agreement and/or any Security Document and (ii) any of the following:

    5.1.  Destruction of Improvements.   Any of the Buildings are
          ---------------------------
demolished or removed or demolition or removal thereof is immi-nent, eminent domain proceedings excepted.

    5.2.  Transfer of the  Mortgaged Property.  There shall occur
          -----------------------------------
any transfer, assignment or encumbrance of all or any part of the Mortgaged Property without the prior written consent of the Mort-gagee.

    5.3.  Default Under Other  Liens.  Mortgagor shall default in
          --------------------------
the material performance of any agreement, covenant or condition contained in any Permitted Encumbrance, or any other mortgage, lien or encumbrance on the Mortgaged Property (without hereby implying Mortgagee's consent to any such other lien prohibited under this Mortgage and Agreement).

                            ARTICLE VI

                     Default and Foreclosure
                     -----------------------

    If any Event of Default shall occur and be continuing, Mort-gagee may, at its option, exercise any one or more or all of the following remedies:

    6.1(a).   Acceleration.   Declare the  unpaid portion  of the
              ------------
Indebtedness to be immediately due and payable, without further notice or demand (each of which hereby is expressly waived by Mortgagor), whereupon the same shall become immediately due and payable.

    6.1(b).   Entry on Mortgaged Property.  Enter upon all or any
              ---------------------------
part of the Mortgaged Property and take possession thereof.

    6.1(c).    Operation  of Mortgaged  Property.    Hold, lease,
               ---------------------------------
operate or otherwise use or permit the use of the Mortgaged Prop-erty, or any portion thereof, in such manner for such time and upon such terms as Mortgagee may deem to be in its best interest (making such repairs, alterations, additions and improvements thereto, from time to time, as Mortgagee shall deem necessary or desirable).

    6.1(d).  Foreclosure of  Mortgaged Property.  Sell the  Mort-
             ----------------------------------
gaged Property, in whole or in part, under the judgment or decree of a court of competent jurisdiction.

    6.1(d)(1).  Sale of Mortgaged Property.  Sell, together or in
                --------------------------
parcels, the Mortgaged Property or any type thereof and the bene-fit and equity of redemption of Mortgagor therein pursuant to and in accordance with the statutory power of sale set forth in General Laws of Massachusetts, Chapter 183, Section 21.

    6.1(d)(2).  Sale  of Personalty and Fixtures.   Sell the Per-
                --------------------------------
sonalty and/or the Fixtures, in whole or in part, at one or more public or private sales, in such manner, at such time or times and upon such terms as Mortgagee may determine or as provided by law. The requirement of reasonable notice shall be met if notice is mailed, proper postage prepaid, to Mortgagor or other person entitled thereto at least five (5) days before the time of sale or disposition of the Personalty and/or Fixtures.

    6.1(e).   Appointment  of Receiver.    Upon, or  at any  time
              ------------------------
after, the commencement of proceedings to sell the Mortgaged Property at public auction or the commencement of any judicial proceedings to enforce its rights, Mortgagee, to the extent per-mitted by law, may, without notice or demand and without regard to the adequacy of any security for the Obligations or the solvency or insolvency of any person liable for the payment thereof, have appointed a receiver or receivers of the Mortgaged Property, with such powers as the court making such appointment shall confer.

    6.1(f).   Other Remedies.   Exercise any other remedy  now or
              --------------
hereafter existing in equity, at law, by virtue of statute or otherwise.

    6.2.  Strict Performance.  Any failure by Mortgagee to insist
          ------------------
upon strict performance by Mortgagor of any of the terms and provisions of any Security Document or of the Brokerage Agreement shall not be deemed to be a waiver of any of the terms or provisions thereof, and Mortgagee may thereafter insist upon strict performance by Mortgagor of any and all of them.

    6.3.   No  Conditions  Precedent  to  Exercise  of  Remedies.
           -----------------------------------------------------
Neither Mortgagor nor any other person now or hereafter obligated for payment of all or any part of the Obligations shall be relieved of such obligation by reason of the failure of Mortgagee to comply with any request of Mortgagor or of any other person so obligated to take action to foreclose under this Mortgage and Agreement or otherwise enforce any provisions of any Security Document or the Brokerage Agreement, or by reason of the release, regardless of consideration, of all or any part of the security held for the Obligations, or by reason of any agreement or stipulation between any subsequent owner of the Mortgaged Property and Mortgagee extending the time of payment or modifying the terms of any Security Document or the Brokerage Agreement without first having obtained the consent of Mortgagor or such other person; and in the latter event Mortgagor and all such other persons shall continue to be liable to make payment according to the terms of any such extension or modification agreement, unless expressly released and discharged in writing by Mortgagee.

    6.4.   Release of Collateral.  Mortgagee may release, regard-
           ---------------------
less of consideration, any part of the security held for the payment of the Obligations without, as to the remainder of the security, in any way impairing or affecting the lien or liens of any Security Document or their priority over any subordinate lien.

    6.5.   Other  Collateral.   For payment  of the  Obligations,
           -----------------
Mortgagee may resort to any other security therefor held by Mort-gagee in such order and manner as Mortgagee may elect.

    6.6.  Waiver of Redemption, Notice,  Marshalling, etc.  Mort-
          -----------------------------------------------
gagor hereby waives and releases:

    (a) all benefit that might accrue to Mortgagor by virtue of any present or future law exempting the Mortgaged Property, or any part of the proceeds arising from any sale thereof, from attachment, levy or sale on execution, or providing for any appraisement, valuation, stay of execution, exemption from civil process, redemption or extension of time for payment, and

    (b) except as specifically required herein or therein, all notices of Mortgagor's default or of Mortgagee's election to exercise, or Mortgagee's actual exercise, of any option or remedy under the Brokerage Agreement or any Security Document, and

    (c)  any right to have any Mortgaged Property marshalled.

    6.7.  Discontinuance of Proceedings.  In case Mortgagee shall
          -----------------------------
have proceeded to enforce any right under the Brokerage Agreement or any Security Document and such proceedings shall have been discontinued or abandoned for any reason, then in every such case Mortgagor and Mortgagee shall be restored to their former positions and the rights, remedies and powers of Mortgagee shall continue as if no such proceedings had been taken.

    6.8.   Application of Proceeds.  The  proceeds of any sale of
           -----------------------
all or any portion of the Mortgaged Property and the earnings of any holding, leasing, operation or other use of the Mortgaged Property shall be applied by Mortgagee in the following order:

    (a) first, to the payment of the costs and expenses of tak-ing possession of the Mortgaged Property and of holding, using, leasing, repairing, improving and selling the same;

    (b) second, to the payment of reasonable attorneys' fees and other legal expenses; and

    (c)  third, to the payment  of the balance of the Obligations whether such obligations or indebtedness shall than be matured or
unmatured  (without  assessment  of  any  prepayment   charge  or
premium).

    Mortgagee shall account to Mortgagor for any surplus.

                           ARTICLE VII

                           Condemnation
                           ------------

    Mortgagor hereby assigns, transfers and sets over to Mort-gagee all rights of Mortgagor to any award or payment in respect of (i) any taking of all or a portion of the Mortgaged Property as a result of, or by agreement in anticipation of, the exercise of the right of condemnation or eminent domain; (ii) any such taking of any appurtenances to the Mortgaged Property or of vaults, areas or projections outside the boundaries of the Mort-gaged Property, or rights in, under or above the alleys, streets or avenues adjoining the Mortgaged Property, or rights and bene-fits of light, air, view or access to said alleys, streets, or avenues, or for the taking of space or rights therein, below the level of, or above the Mortgaged Property; and (iii) any damage to the Mortgaged Property due to governmental action, but not re-sulting in a taking of any portion of the Mortgaged Property such as, without limitation, the changing of the grade of any street adjacent to the Mortgaged Property. Mortgagor hereby agrees to file and prosecute its claim or claims for any such award or payment in good faith and with due diligence and cause the same to be collected and paid over to Mortgagee, and hereby irrevoc-ably authorizes and empowers Mortgagee, in the name of Mortgagor or otherwise, to collect and receipt for any such award or pay-ment and to file and prosecute such claims. All proceeds received by Mortgagee with respect to a taking of the Mortgaged Property or with respect to damage to the Mortgaged Property from governmental action not resulting in a taking of the Mortgaged Property, shall be applied as follows, in the order of priority indicated:

    (a) to reimburse Mortgagee for all costs and expenses, including reasonable attorneys' fees, incurred in connection with collecting the said proceeds;

    (b) to the payment of the balance of the Obligations whether such obligations or indebtedness shall then be matured or unmatured (without assessment of any prepayment charge or premium) and/or, if Mortgagor so requests, in Mortgagee's complete discretion, pursuant to the Brokerage Agreement, as if such proceeds were advances thereunder, to the restoration, replacement and rebuilding of the Mortgaged Property; and thereafter

    (c) to the Mortgagor or to such other person as may be entitled to receive the same.

                           ARTICLE VIII

                        Security Agreement
                        ------------------

    8.1.   Security Interest.  This  Mortgage and Agreement shall
           -----------------
be construed as a mortgage of both real property and personal property and it shall also constitute and serve as a "Security Agreement" within the meaning of and shall create a security interest under the Massachusetts Uniform Commercial Code with respect to the Personalty and the Fixtures, such security interest in the Personalty being in addition to Mortgagee's rights of set-off.

    8.2.   Financing  Statements.   Mortgagor  shall execute  and
           ---------------------
deliver to Mortgagee, in form satisfactory to Mortgagee, such "Financing Statements" and such further assurances as Mortgagee may, from time to time, consider reasonably necessary to create, perfect and preserve Mortgagee's liens upon the Personalty and Fixtures, and Mortgagee, at the expense of Mortgagor, may or shall cause such statements and assurances to be recorded and re-recorded, filed and re-filed, at such times and places as may be required or permitted by law to so create, perfect and preserve such liens.

    8.3.  Uniform Commercial Code.   Mortgagee shall have all the
          -----------------------
rights with respect to the Personalty and the Fixtures afforded to it by the Massachusetts Uniform Commercial Code, in addition to, but not in limitation of, the other rights afforded Mortgagee by any Security Document and/or the Brokerage Agreement.

                            ARTICLE IX

                         Hazardous Waste
                         ---------------

    9.1 Mortgagor hereby warrants and represents to Mortgagee that (a) Mortgagor has never released, generated, stored or disposed of any Hazardous Waste on the Mortgaged Property, (b) Mortgagor is not aware of the existence, release or threat of release of any Hazardous Waste on or from the Mortgaged Property or on or from any property adjacent to the Mortgaged Property, and (c) Mortgagor has not received any notice, order, claim or demand from the United States Environmental Protection Agency ("EPA") or any state or local governmental agency, authority or body having jurisdiction over Hazardous Waste or the storage or removal thereof (collectively, a "State Agency") with respect to the existence, release or threat of release of any Hazardous Waste. Mortgagee represents that it has no reason to believe that any Hazardous Waste, other than asbestos is located on the Premises.

    9.2 Mortgagor shall not release, generate, store or dispose of any Hazardous Waste on the Mortgaged Property or on any property adjacent to the Mortgaged Property.

    9.3 Mortgagor shall immediately notify Mortgagee in writing of (a) any and all enforcement, clean-up, removal or other action instituted or threatened by the EPA or any State Agency pursuant to any Hazardous Waste Laws, and (b) any and all claims made or threatened by any third party against Mortgagor or the Mortgaged Property or any part thereof, relating to the existence of, or damage, loss or injury from, any Hazardous Waste; and Mortgagee, to the extent permitted by applicable law, shall have the right to join and participate in, as a party if it so elects, any proceedings or actions initiated in connection with any such claim and to have all of its costs and expenses, including, without limitation, reasonable attorney's fees, in connection therewith paid by Mortgagor.

    9.4 In the event that any Hazardous Waste is found on or in the Mortgaged Property, Mortgagor shall immediately contain and remove the same in compliance with all Hazardous Waste Laws.

    9.5 Mortgagor agrees to indemnify and hold Mortgagee harmless from and against any and all claims, liabilities, costs and expenses incurred by Mortgagee, including, without limitation, costs of litigation and reasonable attorney's fees, arising from the release, existence or removal of, any Hazardous Waste on or in the Mortgaged Property or on any properties adjacent to the Mortgaged Property. THIS RIGHT OF INDEMNIFICATION SHALL SURVIVE THE PAYMENT AND PERFORMANCE IN FULL OF THE OBLIGATIONS, NOTWITHSTANDING ANY DISCHARGE OF THIS MORTGAGE.

    9.6 Mortgagee, at its election and in its sole discretion, at any time and from time to time, whether or not an Event of Default shall have occurred hereunder, may cause one or more environmental site assessments of the Mortgaged Property to be undertaken. Environmental site assessments may include, without limitation, a detailed visual inspection of the Mortgaged Property and any part thereof, as well as the taking of soil samples, water samples and such other investigation or analysis as is necessary or appropriate for a complete assessment of whether any Hazardous Waste exists on or in the Mortgaged Property or any part thereof and the compliance of the Mortgaged Property with all Hazardous Waste Laws. If Mortgagee causes any such environmental site assessment to be undertaken because Mortgagee has reason to suspect Hazardous Waste may be present on the Mortgaged Property or any part thereof, or, if Mortgagee causes the same to be undertaken without such reason but such environmental site assessment discloses Hazardous Waste is so present, or, if Mortgagee causes such environmental site assessment to be undertaken in contemplation of foreclosure of this Mortgage, Mortgagor shall pay the cost thereof to Mortgagee on demand of Mortgagee, and until paid the cost thereof shall be added to the unpaid principal of the Obligations, shall bear interest at the rate of 12% per annum, and the payment thereof, together with such interest, shall be secured by the lien of this Mortgage and the other Security Instruments.

    9.7 Mortgagee, at its election and in its sole discretion, may (but shall not be obligated to) cure any failure on the part of Mortgagor or any lessee or other user of the Mortgaged Property or any part thereof (any such lessee or other user being, in this Article IX, hereinafter referred to as a "User") to comply with the Hazardous Waste Laws; such cure may include, without limitation, the following actions:

         (a) arranging for the cleanup or containment of Hazardous Waste found in, on or near the Mortgaged Property and paying for such cleanup and containment costs and other costs associated therewith;

         (b) paying on behalf of Mortgagor or any User, any fines or penalties imposed on Mortgagor or any User by the EPA or any State Agency in connection with Hazardous Waste; and

         (c) making any other payment or performing any other act which may prevent a release of Hazardous Waste, facilitate the cleanup thereof, or prevent a lien from attaching to the Mortgaged Property.

         Any partial exercise by Mortgagee of the remedies hereinabove set forth or any partial undertaking on the part of Mortgagee to cure the failure of Mortgagor or any User to comply with the Hazardous Waste Laws, shall not obligate Mortgagee to complete any action taken or require Mortgagee to expend further sums to cure Mortgagor's or any User's noncompliance; and the exercise of any such remedies shall not place upon the Mortgagee any responsibility for the operation, control, care, management or repair of the Mortgaged Property, or make the Mortgagee the "owner" or "operator" of the Mortgaged Property or a "responsible party" within the meaning of any of the Hazardous Waste Laws. Any amounts paid or costs incurred by the Mortgagee in the exercise of any of its rights under this subsection 9.7, together with interest thereon at the rate of 12% per annum from the date of payment, shall be paid by Mortgagor on demand of Mortgagee, and until paid shall be added to the unpaid principal of the Obligations, shall bear interest at the rate of 12% per annum, and the payment thereof, together with such interest, shall be secured by the lien of this Mortgage and by the other Security Instruments. Mortgagee, by making any such payment or incurring any such costs, shall be subrogated to any rights of Mortgagor or any User to seek reimbursement from any third parties, including, without limitation, any predecessor in interest to Mortgagor's title to the Mortgaged Property or any part thereof.

                            ARTICLE X

                          Miscellaneous
                          -------------

    10.1.  Survival of Warranties and Covenants.  The warranties,
           ------------------------------------
representations, covenants and agreements set forth in any Secur-ity Document and/or Brokerage Agreement shall survive the execution and delivery of the Brokerage Agreement and the consummation of the transactions contemplated thereby and this Mortgage and Agreement, and shall continue in full force and effect until the Obligations shall have been paid in full.

    10.2.   Further Assurances.   Mortgagor, upon  the request of
            ------------------
Mortgagee, will execute, acknowledge and deliver such further instruments (including, without limitation, a declaration of no set-off and an estoppel certificate) and do such further acts as may be necessary, desirable or proper to carry out more effec-tively the purposes of any Security Document and/or the Brokerage Agreement and to subject to the liens thereof any property intended by the terms thereof, to be covered thereby and any renewals, additions, substitutions, replacements or betterments thereto.

    10.3.  Recording and Filing.  Mortgagor, at its expense, will
           --------------------
cause any Security Document and all supplements thereto at all times to be recorded and filed and re-recorded and re-filed in such manner and in such places as Mortgagee shall reasonably request, and will pay all such recording, filing, re-recording and re-filing taxes, fees and other charges.

    10.4.   No  Representations by  Mortgagee.   By  accepting or
            ---------------------------------
approving anything required to be observed, performed or ful-filled, or to be given to Mortgagee, pursuant to any Security Document and/or the Brokerage Agreement, including (but not limited to) any officer's certificate, balance sheet, statement of profit and loss or other financial statement, survey, appraisal or insurance policy, Mortgagee shall not be deemed to have warranted or represented the sufficiency, legality, effec-tiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not be or constitute any warranty or representation with respect thereto by Mortgagee.

    10.5.   Notice.   All  notices, demands,  requests and  other
            ------
communications required under any Security Document, the Loan Agreement and/or the Note shall be in writing and shall be deemed to have been properly given when mailed if sent by U.S., first class certified or registered mail, proper postage prepaid, addressed to the party for whom it is intended at its address as follows:

    To Mortgagor:  BAF Enterprises, Inc.
                   1 Independence Plaza
                   Suite 70
                   Birmingham, Alabama 35209


    To Mortgagee:  Outlet Broadcasting, Inc.
                   23 Kenney Drive
                   Cranston, Rhode Island 02920

         Any party may designate a change of address by written notice to the other, given at least 10 days before such change of address is to become effective. Notwithstanding the foregoing routine mailings may be mailed by first class United States mail proper postage prepaid.

    10.6.  Covenants  Running with the Land.   All covenants con-
           --------------------------------
tained in  any Security  Document  shall run  with the  Mortgaged
Property.

    10.7.   Successors and  Assigns.   All  of the  terms of  any
            -----------------------
Security Document shall apply to and be binding upon, and inure to the benefit of, the successors and assigns of Mortgagor and Mortgagee, respectively, and all persons claiming under or through them.

    10.8.  Severability.   In case  any one or  more of the  pro-
           ------------
visions of this Mortgage and Agreement shall be invalid, illegal or unenforceable in any respect, the validity of the remaining provisions shall be in no way affected, prejudiced or disturbed thereby.

    10.9.  Tax on Indebtedness or Mortgage.   In the event of the
           -------------------------------
passage, after the date of this Mortgage and Agreement, of any law, or if any court of competent jurisdiction renders a final decision, deducting from the value of land for the purposes of taxation, any lien thereon, or imposing upon Mortgagee the obli-gation to pay the whole, or any part, of the taxes or assessments or charges or liens herein required to be paid by Mortgagor, or changing in any way the laws relating to the taxation of mort-gages or debts so as to affect this Mortgage and Agreement or the Obligations, the entire unpaid balance of the Obligations shall, at the option of Mortgagee, after thirty (30) days' written notice to Mortgagor, become due and payable; provided, however, that if, in the opinion of Mortgagee's counsel, it shall be lawful for Mortgagor to pay such taxes, assessments, or charges, or to reimburse Mortgagee therefor, then there shall be no such acceleration of the time for payment of the unpaid balance of the Obligations if a mutually satisfactory agreement for reimburse-ment, in writing, is executed by Mortgagor and delivered to Mort-gagee within the aforesaid period.

    10.10.  Remedies Cumulative  and Concurrent.  The rights  and
            -----------------------------------
remedies of Mortgagee as provided in the Brokerage Agreement and in each Security Document shall be cumulative and concurrent and may be pursued separately, successively or together against Mortgagor or against other obligors or against the Mortgaged Property, or any one or more of them at the sole discretion of Mortgagee, and may be exercised as often as occasion therefor shall arise. The failure to exercise any such right or remedy shall in no event be construed as a waiver or release thereof.

    10.11.  THIS MORTGAGE IS UPON THE STATUTORY CONDITION FOR ANY
BREACH OF WHICH  THE MORTGAGEE SHALL HAVE THE  STATUTORY POWER OF
SALE.

    IN WITNESS WHEREOF, Mortgagor has caused this Mortgage and Agreement to be executed (in one or more counterparts) as a sealed instrument and Mortgagee has caused this Mortgage and Agreement to be signed on its behalf as secured party, both as of the _____ day of May, 1995.

                                  BAF ENTERPRISES, INC.


                                  By:
                                  Title:

STATE OF ___________
COUNTY OF __________


    In _________ on the ___ day of May, 1995, before me personally appeared __________________ to me known and known by me to be the ___________ of BAF Enterprises, Inc. and said individual acknowledged this instrument as so executed, to be said individual's free act and deed in said capacity and the free act and deed of said BAF Enterprises, Inc.


                                  _______________________________
                                  Notary Public
                                  My Commission Expires:

                      STOCK PLEDGE AGREEMENT
                      ----------------------



       1. To induce Outlet Broadcasting, Inc. (the "Secured Party"), which term shall include its successors and assigns and the holder from time to time of this Stock Pledge Agreement (the "Agreement"), to enter into a Time Brokerage Agreement, dated this date, with BAF Enterprises, Inc. an Alabama corporation ("BAF"), Anthony J. Fant (the "Guarantor") has delivered a Guaranty, dated this date, to the Secured Party (the "Guaranty"). In consideration thereof, the Guarantor does hereby grant a security interest in, and pledge, assign, transfer and deliver to the Secured Party, and to its successors and assigns, as general collateral security for the payment and performance of Guarantor's obligations and liabilities under the Guaranty, and for any and all indebtedness, obligations or liabilities of every kind and nature of the Guarantor to the Secured Party with respect to the Guaranty, or otherwise, or in any other manner whatsoever  or  any extension  or  renewal thereof,  (all  of the foregoing hereinafter being collectively referred to as the "Obligations"), the stock certificates attached hereto as Exhibit
                                                          -------
A and incorporated  herein by  reference, which  Exhibit A  has
- -                                                ---------
attached to it a stock power for each stock certificate, duly signed by the guarantor as transferor (all of the aforesaid stock certificates and powers being hereinafter collectively referred to as the "Collateral").

       2. The Guarantor warrants and represents to the Secured Party that (i) he is the lawful owner of the Collateral free and clear of all liens and encumbrances or other interests of third parties, (ii) he has the full power and lawful right to pledge the Collateral to the Secured Party, (iii) the Collateral is registered in his name on the stock transfer books and records of BAF (the "Corporation"), (iv) he will warrant and defend the title to the Collateral against the claims and demands of any person, firm, corporation, trust, partnership or other entity,
(v) the Collateral constitutes 100% of the presently issued and outstanding shares of the Corporation, and (vi) there are no restrictions on the transferability of the Collateral to the Secured Party or with respect to the foreclosure and transfer thereof by the Secured Party or, if there are any such restrictions, any and all restrictions on the transferability have been duly waived with respect to this assignment, transfer, pledge, and the grant of a security interest to the Secured Party and with respect to the foreclosure and transfer thereof by the Secured Party.

       3. Prior to any default in the payment or performance of the Obligations, the Guarantor shall have all rights, powers, privileges and preferences pertaining to the Collateral subject to the terms of this Agreement. Upon any default in the payment or performance of the Obligations or in any of the terms of this Agreement, the Secured Party shall have the right, at its option, to exercise all such rights, powers, privileges and preferences pertaining to the Collateral and to cause the Collateral to be registered in the Secured Party's name or in the name of its nominee. To effectuate the provisions hereof, the Guarantor hereby irrevocably appoints and constitutes the Secured Party as his true and lawful attorney with full power of substitution to complete and fill in any blank endorsements, to file the same and to take such further action as the Secured Party may deem necessary to exercise, as a stockholder, all of his right, title and position in the Corporation. The aforesaid power of attorney shall be deemed irrevocable and coupled with an interest. The Guarantor further agrees that any transfer of the Collateral under the provisions of this paragraph shall not be deemed a sale or disposition under the provisions of Article 9 of the Uniform Commercial Code, nor an acceptance of such Collateral in satisfaction of the Obligations or any portion thereof.

       4. Upon any such default, the Secured Party shall further have all the rights and remedies of a secured party afforded by the Uniform Commercial Code or afforded by other applicable law. Requirement of reasonable notice with respect to any sale or disposition shall be met if such notice is mailed, postage prepaid, to the Guarantor at the address set forth in the Guaranty at least five (5) days before the time of the sale or other disposition. Expenses of retaking, holding, preparing for sale, selling, or the like shall include the Secured Party's reasonable attorneys' fees and other costs and legal expenses.

       5. Until such time as the Obligations have been paid or performed in full, the Guarantor shall not suffer or cause or permit any other or further shares of the Corporation to be issued unless such shares are pledged with the Secured Party as additional Collateral for the Obligations, nor shall the Guarantor encumber the Collateral, or any part thereof, with any lien, security interest, or encumbrance junior to the interest granted to the Secured Party hereby, nor shall the Guarantor permit the Corporation to be dissolved.

       6. The Guarantor agrees that upon any assignment or transfer of the Agreement, the Secured Party may deliver to the assignee or transferee the Collateral, which assignee or transferee shall thereupon become vested with all powers and rights given to the Secured Party in respect thereto and the Secured Party shall be thereafter forever relieved and fully discharged from any liability or responsibility in connection therewith. In no event shall the Secured Party be liable with respect to the Collateral, except for the safekeeping thereof.

       7. All of the agreements, obligations, undertakings, representations and warranties herein made by the Guarantor shall inure to the benefit of the Secured Party, its successors and assigns. The Guarantor further agrees to execute such other instruments as the Secured Party may deem necessary or desirable to effectuate the purposes of this Agreement, including but not limited to UCC financing statements.

       8. This Agreement has been executed and delivered as an Ohio agreement and shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

       9.  The Guarantor irrevocably

           (i) agrees that any suit, action, or other legal proceeding arising out of this Agreement may be brought in the courts of record of the State of Ohio or the courts of the United States located in the Commonwealth of Massachusetts;

           (ii) consents to the jurisdiction of such court in any such suit, action or proceeding; and

           (iii) waives any objection which it may have to the laying of venue of such suit, action or proceeding in any of such courts and waives any right to a trial by jury in any of such courts.

       10. In case any one or more the provisions contained herein should be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

       11. Notwithstanding anything to the contrary contained in this Agreement (including but not limited to paragraph 3, above):

           (i) the Secured Party will not take action pursuant to this Agreement which would constitute or result in any assignment of license or change of control of BAF, if such assignment of license or change of control would require (under then-existent law) prior approval of the Federal Communications Commission ("FCC") without first obtaining such prior approval. After a default has occurred and is continuing, the Debtor agrees to take any and all actions that the Secured Party may reasonably request in order to obtain any FCC approvals which are necessary or appropriate to enable the Secured Party to exercise and fully enjoy all rights and benefits granted to the Secured Party by this Agreement, including specifically, without limitation, the use of BAF's and Guarantor's reasonable efforts, at BAF's and Guarantor's cost and expense, to assist the Secured Party in obtaining any prior approvals from FCC as are necessary for performance of any action or transaction contemplated by this Agreement. Specifically, and without limitation, BAF and Guarantor will, after a default has occurred and is continuing, and upon the Secured Party's request, prepare, sign and file with the FCC all relevant portions of any application for assignment of license or transfer of control as may be necessary or appropriate under FCC rules and regulations.

           (ii) Voting rights shall remain with the Guarantor, even in the event of default by Guarantor. In the event of default, there shall be either a private or public sale of the Collateral. No sale of Collateral will become effective unless and until the prior consent thereto of the FCC has been obtained if such consent will then be required by the Communications Act of 1934, as amended, (or any successor statute) and/or the Rules, Regulations and/or policies of the FCC.

       Executed as a sealed instrument as of the ______ day of December, 1994.


WITNESS:


________________________               _________________________
                                       Anthony J. Fant


Paragraph 11, acknowledged and agreed:

BAF Enterprises, Inc.


By_______________________
Title:___________________

                             GUARANTY


    THIS GUARANTY, dated as of the 14th day of December, 1994, is by Anthony J. Fant, of Birmingham, Alabama, (the "Guarantor") in favor of Outlet Broadcasting, Inc. ("Outlet").

    WHEREAS, BAF Broadcasting, Inc. an Alabama corporation ("BAF") has a contract to purchase a construction permit for WFDG(TV) New Bedford, Massachusetts and has entered in a Time Brokerage Agreement, dated this date, as hereafter amended, with Outlet (the "Agreement");

    WHEREAS, the Guarantor owns all of the shares of the outstanding capital stock of BAF and the execution and delivery by the Guarantor of this Guaranty is a condition precedent to, and an inducement for, Outlet's execution and delivery of the Agreement; and

    WHEREAS, the Guarantor expects to derive substantial benefits from BAF as a result of the Agreement;

    NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Guarantor hereby represents and agrees as follows:

    1. GUARANTY OF PERFORMANCE. Effective upon the acquisition by BAF of the construction permit for the said WFDG(TV), the Guarantor hereby guarantees to Outlet the full and punctual performance when due (including but not limited to payment) of all liabilities, agreements and other obligations of BAF to Outlet, whether direct or indirect, absolute or contingent, due or to become due, secured or unsecured, now existing or hereafter arising or acquired, relating to or arising out of or under the Agreement (collectively, the "Obligations"). This Guaranty is an irrevocable, absolute, unconditional and continuing guaranty of the full and punctual performance of the Obligations and is in no way conditioned upon any requirement that Outlet first attempt to resort to any other means of obtaining payment or performance. In the event that an Event of Default (as such term is defined in
Section  8, below)  shall have occurred,  the obligations  of the
- ----------
Guarantor hereunder shall become immediately due, without demand or notice of any nature, all of which are expressly waived by the Guarantor. Performance by the Guarantor hereunder may be required by Outlet on any number of occasions.

    2. GUARANTOR AGREEMENT TO PAY. The Guarantor further agrees to pay to Outlet, on demand, all costs and expenses (including court costs and legal fees and expenses) incurred or expended by Outlet in connection with this Guaranty and the enforcement thereof, together with interest on amounts recoverable under this Guaranty from the time of notice by Outlet to Guarantor that such amounts are due until payment, at the rate per annum equal to 12%, provided that if such interest exceeds the maximum amount permitted to be paid under applicable law, then such interest shall be reduced to such maximum permitted amount.

    3.    LIMITED  GUARANTY.    The  liability  of the  Guarantor
hereunder shall be limited in recourse to Guarantor's rights, title and interests in the capital stock of BAF.

    4. WAIVERS BY GUARANTOR; HOLDER'S FREEDOM TO ACT. The Guarantor agrees that the Obligations will be paid and performed strictly in accordance with their respective terms regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Outlet with respect thereto. The Guarantor waives presentment, demand, protest, notice of acceptance, notice of Obligations incurred and all other notices of any kind, all defenses which may be available by virtue of any valuation, stay, moratorium law or other similar law now or hereafter in effect, any right to require the marshalling of assets of BAF, and all suretyship defenses generally.

    5. UNENFORCEABILITY OF OBLIGATIONS. If for any reason BAF ceases to have any legal existence or has no legal obligation to discharge any of the Obligations, or if any of the Obligations have become irrecoverable from BAF by operation of law or for any other reason, this Guaranty shall nevertheless be binding on the Guarantor to the same extent as if the Guarantor at all times had been the principal obligor on all such Obligations.

    6. SUBROGATION AND SUBORDINATION. Until the performance in full of all Obligations and any and all obligations of BAF to Outlet (and the expiration of any applicable preference periods under the Federal Bankruptcy Code without there having occurred any reorganization), the Guarantor shall not exercise any rights against BAF arising as a result of any payment by the Guarantor hereunder, by way of subrogation or otherwise, and will not prove any claim in competition with Outlet or its affiliates in respect of any payment hereunder in bankruptcy or insolvency proceedings of any nature; the Guarantor will not claim any set-off or counterclaim against BAF in respect of any liability of the Guarantor to BAF; and the Guarantor waives any benefit of and any rights to participate in any collateral which may be held by Outlet or any such affiliate. The payment of any amounts due with respect to any indebtedness of BAF now or hereafter held by the Guarantor is hereby subordinated to the prior payment in full of the Obligations. The Guarantor agrees that after the occurrence of any default by BAF, including without limitation an Event of Default (as such term is defined in Section 8, below),
                                               ---------
in the payment or performance of the Obligations, the Guarantor will not demand, sue for or otherwise attempt to collect any such indebtedness of BAF to the Guarantor until the Obligations shall have been paid in full. If, notwithstanding the foregoing sentence, the Guarantor shall collect, enforce or receive any amounts in respect of such indebtedness, such amounts shall be collected, enforced and received by the Guarantor as trustee for Outlet, and be paid over to Outlet, on account of the Obligations without affecting in any manner the liability of the Guarantor under the other provisions of this Guaranty. In the event the Guarantor is or becomes an "insider" (as defined from time to time in Section 101 of the Federal Bankruptcy Code) with respect to BAF, any and all rights of the Guarantor, (a) of reimbursement, indemnification and exoneration against BAF, (b) of contribution against BAF (if the Guaranty is secured) and/or any other guarantor and (c) of subrogation to the rights of Outlet or any similar rights under the Obligations, whether such rights arise under an express or implied contract or operation of law, are hereby expressly waived, it being the intention of the parties hereto that the Guarantor shall not be deemed a "creditor" (as defined in Section 101 of the Federal Bankruptcy
Code) of BAF by reason of the existence of this Guaranty, this waiver being given to induce Outlet to enter into the Agreement.

    7. FURTHER ASSURANCES. The Guarantor also agrees to do all such things and execute all such documents, including financing statements, as Outlet may consider necessary or desirable to give full effect to this Guaranty and to perfect and preserve the rights and powers of Outlet hereunder.

    8.   DEFAULTS.   The occurrence  of any  one or  more of  the
following events shall constitute an "Event of Default" under the provisions of this Guaranty (individually, an "Event of Default" and collectively, the "Events of Default"):

         (a) The failure of the Guarantor to pay or perform any of the Obligations as and when due in accordance with the provisions of this Guaranty; or

         (b) Any representation or warranty made in this Guaranty or in any other document furnished in connection with this guaranty, shall prove to have been false or misleading in any material respect; or

         (c) The failure of the Guarantor to perform, observe, or comply with any covenant, condition or agreement contained in this Guaranty, which default shall remain unremedied for thirty
(30) days after written notice thereof to the Guarantor by Outlet; or

         (d) A default shall occur under any of the Obligations, and such default is not cured within any applicable grace period provided therein; or

         (e) The Guarantor or BAF shall (i) be the subject of, or apply for or consent to, the appointment of a receiver, trustee or liquidator of itself or any property, (ii) admit in writing the inability to pay debts as they mature, (iii) make a general assignment for the benefit of creditors, (iv) be
adjudicated  a   bankrupt  or  insolvent,   (v)  file,   consent,
acquiesce, take action in or be the subject of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation proceeding involving it or any property, or (vii) be the subject of, or by any act indicate its consent to, approval of or acquiescence in, any order, judgment or decree by any court of competent jurisdiction or any governmental authority enjoining or otherwise prohibiting the operation of a material portion of BAF's business or the use or disposition of a material portion of the Guarantor's or BAF's assets; or

         (f) The entry of a final judgment for the payment of money or otherwise that would have a material adverse affect on the financial condition of the Guarantor or BAF; or

         (g)     If  BAF  should  merge,   consolidate,  combine,
liquidate, dissolve or otherwise terminate its existence; or

         (h)     If  there  shall   be  a  transfer  of   all  or
substantially all of the Guarantor's or BAF's assets, without Outlet's prior written consent; or

         (i) The attachment or garnishment of all or substantially all of the property, goods or credits of the Guarantor or BAF which remains unpaid, unstayed, undismissed or unbonded for a period of thirty (30) days; or if any foreclosure is instituted (by judicial proceedings, by publication of notice pursuant to a power of sale or otherwise) against a material portion of the Guarantor's or BAF's property under any mortgage, deed of trust or security agreement granted and is not dismissed or terminated for a period of fifteen (15) days; or

         (j) If the Guarantor fails to promptly notify Outlet, in writing, within twenty (20) days of the occurrence of any event or condition of which the Guarantor is aware which constitutes an Event of Default, or which, with the giving of notice or passage of time or both, would constitute an Event of Default, and together with such notice, furnish a written statement to Outlet which shall set forth the details of any action the Guarantor proposed to take with respect thereto; or

         (k)  Death of the Guarantor.

    11. SUCCESSORS AND ASSIGNS. This Guaranty shall be binding upon the Guarantor, his heirs, executors, administrators, successors and assigns, and shall inure to the benefit of and be enforceable by Outlet, its successors, transferees and assigns. Without limiting the generality of the foregoing sentence, Outlet may assign or otherwise transfer any agreement held by them evidencing, security or otherwise executed in connection with the Obligations, to any other person or entity permitted under the Agreement.

    12. AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Guaranty nor consent to any departure by the Guarantor therefrom shall be effective, unless the same shall be in writing and signed by Outlet. No failure on the part of Outlet to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

    13. NOTICES. All notices and other communications called for hereunder shall be made in writing and, shall be deemed to have been duly made or given when delivered by hand or mailed first class mail postage prepaid or, in the case of telefascimile notice, when transmitted, answer back received, addressed as follows: (a) if to the Guarantor, at the address set forth below, (b) if to Outlet, at the address set forth below or (c) at such address as either party may designate in writing.

         Outlet Broadcasting, Inc.
         23 Kenney Drive
         Cranston, RI 02920-4489
         Attn: Mr. James G. Babb, President
         Telefascimile:  (401) 455-9216

         Anthony J. Fant
         1 Independence Plaza
         Suite 70
         Birmingham, Alabama 35209
         Telefascimile:

    14. GOVERNING LAW; CONSENT TO JURISDICTION. This Guaranty is intended to take effect as a sealed instrument and shall be enforced, governed by and construed in accordance with, the laws of the Commonwealth of Massachusetts, without application of its conflicts of law rules. The Guarantor agrees that any suit for the enforcement of this Guaranty may be brought in the courts of Massachusetts or any federal court sitting therein, and consents to the non-exclusive jurisdiction of such court and to service or process in any such suit being made upon the Guarantor by mail at the address specified in Section 13 hereof. The Guarantor hereby
                         ----------
waives any objection that it may now or hereafter have to the venue of any such suit or any such court or that such suit was brought in an inconvenient court. THE GUARANTOR HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF ANY DISPUTE BETWEEN THE PARTIES WITH RESPECT TO THIS GUARANTY.

    15.   SECURITY.  This Guaranty  is secured by a  Stock Pledge
Agreement, dated this date, by Guarantor to Outlet.

    16. MISCELLANEOUS. This Guaranty constitutes the entire agreement of the Guarantor with respect to the matters set forth herein. The rights and remedies herein provided are cumulative and not exclusive of any remedies provided by law or any other agreement, and this Guaranty shall be in addition to any other guaranty of the Obligations. The invalidity or unenforceability of any one or more sections of this Guaranty shall not affect the validity or enforceability of its remaining provisions. Captions are for the ease of reference only and shall not affect the meaning of the relevant provisions. The meanings of all defined terms used in this Guaranty shall be equally applicable to the singular and plural forms of the terms defined.

    IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed and delivered as of the date appearing on page one.



                                  ______________________________
                                  Anthony J. Fant

                         LEASE AGREEMENT



    Lease  Agreement made this  _____ day of  ____________, 19___
between the Lessor  and Lessee set forth at  Schedule A, attached
                                             ----------
hereto.

    1. Lease Agreement. Lessor hereby leases to Lessee, and Lessee hereby rents from Lessor, all the machinery, equipment and other personal property ("Equipment") described in the Equipment Lease Schedule(s) which is attached hereto ("Schedules"), upon the terms and conditions set forth in this Lease, as supplemented by the terms and conditions set forth in the appropriate Schedule identifying such items of Equipment. All of the terms and conditions of this Lease shall govern the rights and obligations of Lessor and Lessee, except as specifically modified in writing.
  Whenever reference is made herein to "this Lease", it shall be deemed to include each of the various Schedules identifying all items of Equipment, all of which constitute one undivided lease of the Equipment and the terms and conditions of which are incorporated herein by reference.

    2. Term. The obligations under this Lease shall commence upon the written acceptance thereof by Lessor and shall end upon full performance and observance of each and every term, condition and covenant set forth in this Lease, each Schedule thereto and any extensions thereof. The rental term of the Equipment listed in each Schedule shall commence on the date that the first rental payment is due and shall terminate on the date set forth at Schedule A.
- ----------

    3. Rental Payments. The rent for the Equipment described in each Schedule shall be the amount stated in such Schedule and shall be due and payable on the dates set forth therein. Such rent shall be payable at the office of Lessor or its assigns (or at such other place as Lessor may from time to time designate in writing). The receipt of any check or other item on account of any rental payment shall not be considered as payment thereof until such check or other item is honored when presented for payment.

    4. Delivery and Installation. Lessee has selected each item of Equipment designated in the appropriate Schedule. If Equipment is to be ordered by Lessor, in reliance upon Lessee's selection, such Equipment will then be ordered by Lessor from such supplier or Lessor will accept an assignment of any existing purchase order therefor. Lessor shall have no liability for any delivery or failure by the supplier to fill the purchase order or meet the conditions thereof. Except where Lessor has specifically agreed in a particular schedule to assume the obligation with respect thereto, Lessee, at its expense, shall pay all transportation, packing, taxes, duties, installation, testing and other charges in connection with the delivery, installation and use of the Equipment. In the event that the cost of any item of Equipment described in a particular Schedule is higher or lower than the price set forth in Lessor's purchase order therefor, then the monthly rental shall be changed accordingly to fully reflect any such adjustment.

    5. Warranties. LESSOR, NOT BEING THE MANUFACTURER OF THE EQUIPMENT NOR THE MANUFACTURER'S AGENT, MAKES NO EXPRESS OR IMPLIED WARRANTY OF ANY KIND WHATSOEVER WITH RESPECT TO THE EQUIPMENT, INCLUDING BUT NOT LIMITED TO: THE MERCHANTABILITY OF THE EQUIPMENT OR ITS FITNESS FOR ANY PARTICULAR PURPOSE; THE DESIGN OR CONDITION OF THE EQUIPMENT; THE QUALITY OR CAPACITY OF THE EQUIPMENT; THE WORKMANSHIP IN THE EQUIPMENT; COMPLIANCE OF THE EQUIPMENT WITH THE REQUIREMENTS OF ANY LAW, RULE, SPECIFICATION OR CONTRACT PERTAINING THERETO; PATENT INFRINGEMENT; OR LATENT DEFECTS. Lessee will be subrogated to Lessor's claims, if any, against the manufacturer or supplier of the Equipment for breach of any warranty or representation and, upon written request from Lessee, Lessor shall take all reasonable action requested by Lessee to enforce any such warranty, express or implied, issued on or applicable to any of the Equipment which is enforceable by Lessor in its own name; provided, however, that (a) Lessee is not in default under this
- --------  -------
Lease and (b) Lessor shall not be obligated to resort to litigation to enforce any such warranty unless Lessee shall pay all expenses in connection therewith. Notwithstanding the foregoing, Lessee's obligations to pay the rentals or otherwise under this Lease shall be and are absolute and unconditional. All proceeds of any such warranty recovery from the manufacturer or supplier of the Equipment shall first be used to repair the affected Equipment.

    6. Title to and Location of Equipment. Title to each item of Equipment leased hereunder shall remain with the Lessor at all times and the Lessee shall have no right, title or interest therein, except as expressly set forth in this Lease. Lessee, at is expense, shall protect and defend Lessor's title to the Equipment and shall keep the Equipment free and clear from any and all claims, liens, encumbrances and legal processes of Lessee's creditors and other persons. Lessor assumes no liability and makes no representation as to the treatment by Lessee of this Lease, the Equipment or the rental payments for financial statement or tax purposes.

    All items of Equipment shall at all times be and remain personal property notwithstanding that any such Equipment may now or hereafter be affixed to realty. The Equipment shall be delivered to the location specified in the Schedule with respect thereto and shall not thereafter be removed from such location without the written consent of Lessor. The Lessor shall be permitted to display notice of its ownership of the Equipment by affixing to each item of Equipment an identifying stencil or plate or any other indicia of ownership and Lessee shall not alter, deface, cover or remove such ownership identification.

    7. Use of Equipment, Inspection and Reports. Lessee may possess and use the Equipment in accordance with this Lease, provided that any such use is in conformity with all applicable laws, any insurance policies and any warranties of the manufacturer with respect to the Equipment. Lessor shall have the right to inspect the Equipment at the premises of the Lessee or wherever the Equipment may be located. Lessee shall promptly notify Lessor of all details arising out of any change in location of the Equipment, any alleged encumbrances thereon or any accident allegedly resulting from the use or operation thereof.

    8. Further Assurances. Lessee shall execute and deliver to Lessor, upon Lessor's request, such instruments and assurances as Lessor deems necessary for the confirmation or perfection of this Lease and Lessor's rights hereunder. In furtherance thereof, Lessor may file or record this Lease or a financing statement with respect thereto so as to give notice to any interested parties. Any such filing or recording shall not be deemed evidence of any intent to create a security interest under the Uniform Commercial Code.

    9. Risk of Loss. All risk of loss, damage, theft or destruction to each item of Equipment shall be borne by the
Lessee. No such loss, damage, theft or destruction of the Equipment, in whole or in part, shall impair the obligations of Lessee under this Lease, all of which shall continue in full force and effect; and Lessee, at Lessor's option, shall either
(a) place the affected Equipment in good repair, condition and working order, or (b) replace the same with like Equipment in good repair, condition and working order, or (c) pay the Lessor an amount equal to all unpaid rent due and to become due under this Lease with respect to the affected Equipment, less the net amount of the recovery, if any, actually received by Lessor from insurance or otherwise for such loss, damage. theft or destruction. After compliance with the foregoing to Lessor's satisfaction, and provided Lessee is not in default under this Lease, Lessee shall be subrogated to Lessor's rights with respect to any insurance policies or claims for reimbursement by others with respect to such loss, damage, theft or destruction.

    10. Maintenance and Repairs. Lessee shall, at its expense, maintain each item of Equipment, and all additions, attachments and accessories with respect thereto, in good mechanical condition and running order, but shall not be responsible for normal wear and tear or depreciation resulting from the authorized use thereof. Without the prior written consent of Lessor, Lessee shall make no repair, alteration or attachment with respect to any item of Equipment which interferes with the normal and satisfactory operation or maintenance thereof, or creates a safety hazard, or which might result in the creation of a mechanic's or materialman's lien with respect thereto. All additions, attachments, accessories and repairs at any time made or placed upon the Equipment shall become part of the Equipment and shall be the property of Lessor.

    11. Insurance. Lessee will, at its own expense, insure the Equipment at all times against all hazards requested by Lessor, including but not limited to fire, theft and extended coverage insurance, and such policies shall be payable to Lessor as its interest may appear. Such policies of insurance shall be reasonably satisfactory to Lessor as to form, amount and insurer, and shall provide for at least ten (10) days' written notice of cancellation to Lessor. Lessee shall furnish certificates, policies or endorsements to Lessor as proof of such insurance. Lessor may act as attorney for Lessee in making, adjusting or settling any claims under any insurance policies insuring the Equipment. Lessee assigns to Lessor all of its right, title and interest to any insurance policies insuring the Equipment, including but not limited to all rights to receive the proceeds of insurance not in excess of the unpaid obligations under this Lease, and directs any insurer to pay all such proceeds directly to Lessor and authorizes Lessor to endorse Lessee's name on any draft for such proceeds.

    Lessee shall, at its expense, carry public liability insurance with respect to the Equipment and the use thereof, in such amounts and with such insurers as are reasonably satisfactory to Lessor, and such insurance policies shall also name Lessor as an insured thereunder. The proceeds of any public liability or property damage insurance shall be payable first to Lessor to the extent of its liability, if any, and the balance to Lessee. The proceeds of any fire, theft and extended coverage insurance with respect to the Equipment shall be payable solely to Lessor and shall be applied by Lessor toward the payment of Lessee's obligations hereunder and any balance of the proceeds shall be the property of Lessor, provided that at Lessor's option such proceeds may be used for the repair or replacement of the affected Equipment.

    12. Taxes. Lessee shall keep the Equipment free and clear of all levies, liens and encumbrances and, as additional rent during the term of this Lease, shall pay all assessments, license fees, taxes (including sales, use, excise, personal property, ad valorem, stamp, documentary and other taxes) and all other governmental charges, fees, fines or penalties whatsoever, whether payable by Lessor or Lessee, on or relating to the Equipment or the use, registration, rental, shipment, transportation, delivery, ownership or operation thereof, and on or relating to this Lease and any Schedules and Lessee shall file all returns required therefor and furnish copies thereof to Lessor at its request; provided, however, that the foregoing
                         --------   -------
shall not include any federal or state income or franchise taxes of Lessor.

    13. Lessor's Performance of Lessee's Obligations. If Lessee shall fail to duly and promptly perform any of its obligations under this Lease with respect to the Equipment, Lessor may (at its option) perform any act or make any payment which Lessor deems necessary for the maintenance and preservation of the Equipment and Lessor's title thereto, including payments for satisfaction of liens, repairs, taxes, levies and insurance. All sums so paid or incurred by Lessor, together with interest as provided below, and any reasonable legal fees incurred by Lessor in connection therewith shall be additional rent under this Lease and payable by Lessee to Lessor on demand. The performance of any act or payment by Lessor as aforesaid shall not be deemed a waiver or release of any obligation or default on the part of Lessee.

    14. Late Charges. Should Lessee fail to duly pay any part of any rental payment or other sum to be paid to Lessor under this Lease, then Lessee shall pay interest on such delinquent payment from the due date until paid at the lower of 1% per month or the highest legal contract rate of interest.

    15. Indemnification. Lessee assumes liability for, and hereby agrees to indemnify, protect and keep harmless Lessor, its agents, employees, officers, directors, successors and assigns from and against any and all liabilities, obligations, losses damages, injuries, claims, demands, penalties, actions, costs and expenses, including but not limited to reasonable attorney's fees, of whatsoever kind and nature, arising out of the use, condition (including but not limited to latent and other defects and whether or not discoverable by Lessee or Lessor), operation, ownership, selection, delivery, leasing or return of any item of Equipment, regardless of where, how and by whom operated, or any failure on the part of Lessee to perform or comply with any conditions of this Lease. The indemnities and assumptions of liabilities and obligations herein provided for shall continue in full force and effect notwithstanding the expiration or other termination of this Lease. Lessee is an independent contractor and nothing contained in this Lease shall authorize Lessee or any other person to operate any item of Equipment so as to incur or impose any liability or obligation for or on behalf of Lessor.

    16. No Offset. This Lease is a net lease and all rental payments shall be paid by Lessee irrespective of any set-off, counterclaim, recoupment, defense or other right which Lessee may have against Lessor, the supplier of the Equipment or any other party.

    17. Purchase Option. Lessee shall have the option to purchase or otherwise acquire title or ownership for any item of Equipment at any time during the term of this Lease for a price equal to one hundred percent (100%) of the cost of such Equipment, including any construction or installation costs thereof paid for by Lessor, without any deduction or offset for any reason, including reasonable wear and tear, reduced however by any portion of the Capital Expenditures as that term is defined in Exhibit B to that certain Time Brokerage Agreement between Lessor and Lessee and dated December 14, 1994 recovered by Lessor prior to the time such option is exercised by Lessee. Upon the exercise of the option and the tender of the purchase price by Lessee, Lessor shall deliver to Lessee full possession of the Equipment free and clear of all liens and encumbrances and shall cause to be discharged any security interest.

    18. Renewal. There shall be no renewal of this Lease without the written agreement of Lessor. If Lessor fails to return any item of Equipment at the end of the original lease term or any renewal thereof, then (without any waiver of Lessor's rights) the Lease thereof shall automatically be renewed from month to month with rent payable monthly at the monthly rate applicable during the original term.

    19. Advance Rentals and Security. Any advance rentals paid by Lessee to Lessor shall be applied to rental payments coming due under this Lease in the inverse order of maturity. Lessee's obligations under this Lease are secured by any of its property with respect to which Lessor may be granted a security interest in any other agreement or document.

    20. Assignment by Lessee. Without Lessor's prior written consent, Lessee may not, by operation of law or otherwise, (a) assign, transfer, pledge, hypothecate or otherwise dispose of this Lease or any interest therein or (b) sublet or lend the Equipment or permit same to be used by anyone other than Lessee or Lessee's employees.

    21. Assignment by Lessee. For the purpose of providing funds for financing the purchase of the Equipment, or for any other purpose, Lessee agrees (a) that Lessor may assign, sell or encumber all or any other part of this Lease, the Equipment and the rental payments hereunder and (b) in the event of any such assignment of rental payments hereunder and written notice thereof to Lessee, to unconditionally pay directly to any such assignee all rentals and other sums due or to become due under this Lease. THE RIGHTS OF ANY SUCH ASSIGNEE SHALL NOT BE SUBJECT TO ANY DEFENSE, COUNTERCLAIM OR SETOFF WHICH LESSEE MAY HAVE AGAINST THE LESSOR. Notwithstanding the foregoing, any such assignment (a) shall be subject to Lessee's right to possess and use the Equipment so long as Lessee is not in default under this Lease and (b) shall not release any of Lessor's obligations hereunder or any claim which Lessee has against Lessor.

    22. Return of Equipment. Upon payment in full of all rental payments for any item of Equipment described in any Schedule, Lessee shall at its expense deliver such items of Equipment to Lessor's premises set forth at Schedule A or any place or places
                               -----------
within a radius of 100 miles of Lessor's premises, designated by Lessor in writing, for such disposition as Lessor may determine. In the event of default by Lessee under this Lease, Lessee shall return all Equipment to Lessor in the same manner. All Equipment so delivered by Lessee to Lessor shall be in the same condition as when delivered to Lessor, reasonable wear and tear resulting from authorized use thereof alone excepted.

    23.  Events of  Default.   Lessee shall  be in default  under
this Lease upon the happening of any of the following events or conditions ("Events of Default"):

    (a) Default by Lessee in payment of any installment or any rent other indebtedness or obligation now or hereafter owed by Lessee to Lessor under this Lease or otherwise and the continuance of such default for ten (10) consecutive days; or (b) default in the performance of any obligation, covenant or liability contained in this Lease or any other agreement or document with Lessor, and the continuance of such default for ten
(10) consecutive days after written notice thereof by Lessor to Lessee; or (c) any warranty, representation or statement made or furnished to Lessor by or on behalf of Lessee proves to have been false in any material respect when made or furnished; or (d) loss, theft, damage, destruction or the attempted sale or encumbrance by Lessee of any of the Equipment, or the making of any levy, seizure or attachment thereof or thereon; or (e) dissolution, termination of existence, discontinuance of its business, insolvency, business failure, or appointment of a receiver of any part of the property of, or assignment for the benefit or creditors by Lessee or the commencement of any proceedings under any bankruptcy, reorganization or arrangement laws by or against Lessee.

    24. Remedies of Lessee. Upon the occurrence of any Event of Default and at any time thereafter (subject to any applicable grace provisions), Lessor may without any further notice exercise one or more of the following remedies, as Lessor in its sole discretion shall elect: (a) declare all unpaid rentals under this

Lease to be immediately due and payable; (b) terminate this Lease as to any or all items of Equipment; (c) take possession of the Equipment wherever found, and for this purpose enter upon any premises of Lessee and remove the Equipment, without any liability for suit, action or other proceeding by the Lessee and remove the same; (d) cause Lessee at its expense to promptly return the Equipment to Lessor and in the condition set forth above; (e) use, hold, sell, lease or otherwise dispose of the Equipment or any item thereof on the premises of Lessee or any other location without affecting the obligations of Lessee as provided in this Lease; (f) sell or lease the Equipment or any part thereof, at public auction or by private sale or lease at such time or times and upon such terms as Lessor may determine, free and clear of any rights of Lessee and, if notice thereof is required by law, any notice in writing of any such sale or lease by Lessor to Lessee not less than ten (10) days prior to the date thereof shall constitute reasonable notice thereof to Lessee; (g) proceed by appropriate action either by law or in equity to enforce performance by Lessee of the applicable covenants of this Lease or to recover damages for the breach thereof; or (h)
exercise any and all rights accruing to a Lessor under any applicable law upon a default by a Lessee. In addition, Lessor shall be entitled to recover immediately as liquidated damages, and not as a penalty, a sum equal to the aggregate of the following: (a) all unpaid rentals or other sums which are due and payable for any items of Equipment up to the date of redelivery to or repossession by Lessor; (b) any expenses paid or incurred by Lessor in connection with the repossession, holding, repair and subsequent sale, lease or other disposition of the Equipment, including but not limited to attorney's fees and legal expenses;
(c) all unpaid rentals due and to become due under this Lease for any item of Equipment which Lessee fails to return to Lessor as provided above or converts or destroys, or which Lessor is unable to repossess; and (d) an amount equal to the difference between
(i) all unpaid rentals for any item of Equipment returned to or repossessed by Lessor from the date thereof to the end of the respective rental period therefor and (ii) the present fair market rental value of each such item or item of Equipment for such unexpired rental period (the "Unexpired Rental Value"); provided, however, that the Unexpired Rental Value of each item
- --------   -------
of Equipment shall be deemed to be an amount equal to the proceeds of any sale thereof by Lessor or lease thereof by Lessor for a period substantially similar to the unexpired rental period therefor. Should Lessor, however, estimate its actual damages to exceed the foregoing, Lessor may, at its option, recover its actual damages in lieu of or in addition thereto. Lessor shall not be obligated to sell, lease or otherwise dispose of any item of repossessed Equipment hereunder if it would impair the sale, lease or other disposition of similar equipment in the ordinary course of Lessor's business or which was previously repossessed by Lessor from any party. None of the remedies under this Lease are intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to herein or otherwise available to Lessor in law or in equity. Any repossession or subsequent sale or lease by Lessor of any item of Equipment shall not bar an action for a deficiency as herein provided and the bringing of an action or the entry of judgment against the Lessee shall not bar the Lessor's right to repossess any or all items of Equipment. LESSEE WAIVES ANY AND ALL RIGHTS TO NOTICE AND TO A JUDICIAL HEARING WITH RESPECT TO THE REPOSSESSION Of THE
EQUIPMENT  BY LESSOR  IN  THE  EVENT Of  A  DEFAULT HEREUNDER  BY
LESSEE.

    25. Severability. Any provision of this Lease which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition and unenforceable, without invalidating the remaining provisions hereof. To the extent permitted by applicable law, Lessee hereby waives any provision of law which prohibits or renders unenforceable any provisions hereof in any respect.

    26. Notices. All notices, reports, and other documents provided for herein shall be deemed to have been given or made when mailed, postage prepaid, or sent by telefacsimile, addressed to Lessor or Lessee at their respective addresses set forth above at Schedule A or such other addresses as either of the parties
    ----------
hereto may designate in writing to the other from time to time for such purpose.

    27.  Amendments  and Waivers.  This instrument and Schedule A
                                                       ----------
and the Schedules attached hereto constitute the entire agreement
        ---------
between Lessor and Lessee with respect to the Equipment and the subject matter of this Lease. No term or provision of this Lease may be changed, waived, amended or terminated, except by a written agreement signed by both Lessor and Lessee, except that Lessor may insert the serial number of any item of Equipment on the appropriate Schedule after delivery thereof. No express or implied waiver by Lessor of any Event of Default hereunder shall in any way be, or be construed to be, a waiver of any future or subsequent Event of Default whether similar in kind or otherwise.

    28.  Construction.    This  Lease shall  in  all  respects be
governed by and construed in accordance with the laws of the Commonwealth of Massachusetts. The titles of the sections of this Lease are for convenience only and shall not define or limit any of the terms or provisions hereof. Time is of the essence of this Lease in each and all of its provisions.

    29.  Parties.   The provisions of this Lease shall be binding
upon, and inure to the benefit of, the assigns, representatives and successors of the Lessor and Lessee.

    LESSEE  HEREBY ACKNOWLEDGES RECEIPT  OF AN EXECUTED  AND TRUE
COPY OF THIS LEASE AND THAT IT IS NON-CANCELABLE fOR THE ORIGINAL
RENTAL TERM.

    IN WITNESS WHEREOF, the Lessor and Lessee have each caused this Lease to be duly executed.

SEAL                           LESSEE


ATTEST OR WITNESS:             BAF ENTERPRISES, INC.
                               (Name of Lessee)


__________________________     By:_______________________________
(Secretary, if Corporate          Title:
Lessee, Otherwise Witness)
                               (Must  be  Signed   by  Authorized
                               Corporate   Officer,   Partner  or
                               Proprietor)



                              LESSOR

Accepted this ____ day of March, 1994.

                               OUTLET BROADCASTING, INC.

                               By________________________________
                                 Title:

                            Schedule A
                            ----------


1.  Lessor:   Outlet Broadcasting, Inc.
    ------
              23 Kenney Drive
              Cranston, RI  02920-4489
              Attn:  Mr. James G. Babb
              Facsimile (401) 455-9216

2.  Lessee:   BAF ENTERPRISES, INC.
    ------
              _________________________
              _________________________
              Attn:  Mr. ______________
              Facsimile: ______________

3.  Termination of Rental: __________________, 19__.

4.  Location for Return of Equipment:__________________________
    ___________________________________________________________.

                       Equipment Lease Schedule
                       ------------------------

                                            Monthly        Payment
No. Units     Description    Location       Rental         Date
- ---------     -----------    --------       ------         ----